UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CORPORATE OFFICE PROPERTIES TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BOEING

COPT

CORPORATE OFFICE PROPERTIES TRUST

PROXY STATEMENT

2023

Message from our President +
Chief Executive Officer
Dear Fellow Shareholders,
You are cordially invited to attend our 2023 Annual Meeting of Shareholders to be held on May 11, 2023 at 9:30 a.m. To ensure each of our shareholders have an opportunity to participate in the Annual Meeting regardless of where they live or the number of shares they own, we will hold this year’s Annual Meeting virtually through an online webcast.
You will be able to attend the Annual Meeting, vote and submit questions by visiting www.virtualshareholdermeeting.com/OFC2023. The notice of Annual Meeting and proxy statement accompanying this letter contain further information about the meeting, including the different methods you can use to vote your proxy and how to participate in the meeting.
At this year’s meeting, you will be asked to vote on the following:
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election of ten people to our Board of Trustees;

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approval, on an advisory basis, of the frequency of future advisory votes on executive compensation;

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approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting; and

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the ratification of PricewaterhouseCoopers LLP’s appointment as our independent registered public accounting firm for the current fiscal year.

We are using Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that these rules allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our Annual Meeting. Thank you for your continued support of Corporate Office Properties Trust, and I encourage you to participate in our Annual Meeting.
Stephen E. Budorick
President + Chief
Executive Officer

Stephen E. Budorick President + Chief Executive Officer

Notice of Annual Meeting
of Stockholders

TIME + DATE	PLACE	RECORD DATE
9:30 a.m. Eastern Time on Thursday, May 11, 2023	Virtual Meeting www.virtualshareholdermeeting.com/OFC2023	March 10, 2023
Items of Business			How to Vote
Board Recommendation
1	Elect ten Trustees.		Internet www.proxyvote.com
2	Approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	Every Year	Tablet or Smartphone Scan the QR code on your proxy card, notice of internet availability of proxy materials or voting instruction form to vote with your mobile device.
3	Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for this meeting.		Telephone 1-800-690-6903 Call toll-free 24/7
4	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the current fiscal year.		Mail Complete, sign and date your proxy card and return it in the postage-paid envelope provided.
5	Transact any other business properly brought before the Annual Meeting.
You may vote on these proposals if you were a shareholder of record at the close of business on March 10, 2023.
For information about how to attend and vote at the meeting, see “Questions and Answers—How do I attend the meeting and vote?” in the proxy statement accompanying this notice. Additional information regarding the ability of shareholders to ask questions during the 2023 Annual Meeting, related rules of conduct and other materials for the 2023 Annual Meeting will be available at www.virtualshareholdermeeting.com/OFC2023.
Technical support will be available beginning at 9:00 a.m. Eastern Time on May 11, 2023 through the conclusion of the Annual Meeting by contacting Broadridge at the phone number that will be provided on the website for the virtual meeting.
By order of the Board of Trustees,
David L. Finch
Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT.
Please consider the issues presented in this Proxy Statement and vote your shares as promptly as possible.

Proxy Statement Summary
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about March 30, 2023.
SHAREHOLDERS WILL BE VOTING ON THE FOLLOWING MATTERS:
Agenda Item	Voting Recommendation	More Information
1. Election of ten Trustees.	FOR EACH NOMINEE	Page 5
2. Approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	EVERY YEAR	Page 23
3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting.	FOR	Page 23
4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	FOR	Page 48
TRUSTEE NOMINEES
			Board Committee Memberships
	Age	Trustee Since	Audit	Compensation	Investment	Nominating and Corporate Governance
THOMAS F. BRADY Chairman of the Board	73	2002
STEPHEN E. BUDORICK President + Chief Executive Officer	62	2016
ROBERT L. DENTON, SR.	70	1999
PHILIP L. HAWKINS	67	2014
STEVEN D. KESLER	71	1998
LETITIA A. LONG	64	2020
ESSYE B. MILLER	59	2022
RAYMOND L. OWENS	64	2021
C. TAYLOR PICKETT	61	2013
LISA G. TRIMBERGER	62	2017
Chair	Member
2023 Proxy Statement      1

Proxy Statement Summary
2022 BUSINESS HIGHLIGHTS
Our 2022 business highlights included:
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strong tenant retention and vacant space leasing driven by high leasing demand for space in our large concentration of Defense/IT Locations, which more than offset the effect of lagging demand in our Regional Office properties;

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placing into service our second highest annual total of newly developed square feet on record, all in our Defense/IT Locations;

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ending the year with additional new Defense/IT Locations under development that were substantially pre-leased;

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capital raised from property dispositions, including from our wholesale data center, to create borrowing capacity available to fund development of new Defense/IT Locations; and

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refinancing of our Revolving Credit Facility and an unsecured term loan, after which we had no significant remaining debt maturing until 2026.

These highlights positioned the Company to meet or exceed virtually all of the objectives established in its 2022 corporate scorecard used under our executive compensation program, as described below under “Compensation Discussion and Analysis.”
ANNUAL SHAREHOLDER SAY-ON-PAY VOTES

Shareholders will have the opportunity at our 2023 Annual Meeting of Shareholders to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement, which is referred to as a “say-on-pay proposal.” At our 2022 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our say-on-pay proposal, casting 97.7% of the votes in favor of the proposal. Our Compensation Committee believes that our shareholders’ substantial approval indicated strong support for our approach to executive compensation. The Committee considers shareholder feedback and the outcome of our shareholder say-on-pay proposal votes when making future NEO compensation decisions.

2      Corporate Office Properties Trust

Proxy Statement Summary
COMPENSATION HIGHLIGHTS
We design our compensation programs to link executive compensation to annual financial results and long-term total shareholder return (“TSR”). Our executive compensation program is designed to:
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align pay to performance;

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be commensurate to the compensation levels of executives performing similar responsibilities for an appropriate group of peer companies; and

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provide an appropriate balance between the various components of our executives’ compensation.

Our executive compensation includes:
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base salary as the fixed component intended to attract and retain executives;

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annual incentive award (“AIA”) cash bonuses that are formulaic and based on achievement of objectives established at the beginning of each year, approved by the Compensation Committee, and set forth in our annual corporate scorecard; and

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annual long-term equity incentive plan (“LTIP”) awards.

The compensation of our NEOs is predominantly performance-based, including AIAs and LTIP awards that are subject to objective performance thresholds, as reflected in the graphic below:

For 2022, our NEOs’ compensation included:
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modest base salary increases from 2021, with our CEO, COO, and CFO receiving increases of 3.3%, 5.2%, and 2.2%, respectively;

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AIA actual payouts at levels congruent to our Corporate Scorecard Achievement of 116.9%, which equaled 152.0% of base salary for our CEO and 134.4% of base salary for our other NEOs:

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the potential AIA payout levels as a percentage of base salary were unchanged from 2021; and

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the actual payouts were determined based on the Company’s 2022 results relative to established and approved objectives for defined financial measures, development leasing volume and year-end occupancy, including adjustments to reflect certain 2022 Company activities which we completed in January 2023; and

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LTIP awards with target equity payouts as a percentage of base salary equal to 415% for our CEO (increased from 400% for 2021), 200% for our COO (increased from 195% for 2021) and 215% for our CFO (unchanged from 2021).

2023 Proxy Statement      3

Proxy Statement Summary
ENVIRONMENTAL, SOCIAL + GOVERNANCE
We are committed to continuing our focus on environmental, social and governance practices, as described in further detail in the section below entitled “Company’s Commitment to Environmental and Social Responsibility and Governance.”
Recent Achievements
Received Green Star recognition from GRESB for the eighth consecutive year.

Published the Company’s first climate risk assessment aligning with the Task Force on Climate-related Financial Disclosures (“TCFD”) identifying our strategy, risk management, metrics and targets, and opportunities.

Continued to improve alignment of Corporate Sustainability Report with the United Nations Sustainable Development Goals.
Refreshed Board and enhanced its cybersecurity expertise with the appointment of Essye B. Miller.
4      Corporate Office Properties Trust

Proposal	ELECTION OF TEN TRUSTEES			Our Board recommends a vote FOR each of the ten Trustee nominees.
1
Our Bylaws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated our ten current Trustees for election at the Annual Meeting. Each nominee has agreed to serve a one-year term. If any nominee is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

	1. Thomas F. Brady	5. Steven D. Kesler	8. Raymond L. Owens
	2. Stephen E. Budorick	6. Letitia A. Long	9. C. Taylor Pickett
	3. Robert L. Denton, Sr.	7. Essye B. Miller	10. Lisa G. Trimberger
4. Philip L. Hawkins
Vote Required
In an uncontested election, to be elected to the Board, a nominee for Trustee must receive the affirmative vote of the majority of the votes cast for and against such nominee. The majority voting standard does not apply in contested elections. Broker non-votes, if any, and abstentions will not be treated as votes cast for or against the election of a nominee for Trustee and will have no effect on the outcome of the vote. Additional information with respect to voting procedures and the election of the Trustees are available in the Questions and Answers section of this Proxy.
SNAPSHOT OF TRUSTEE NOMINEES

BOARD QUALIFICATIONS, TENURE AND REFRESHMENT
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. The specific experience, qualifications, attributes, and skills that led the Board to nominate Trustees for election are set forth in their bios below. We have been regularly refreshing our Board, with three of the nominated Trustees having joined within the last three years, which we believe aligns the Board’s composition to our long-term strategy and broadens the Board’s perspectives to enhance its performance. Through continued refreshment and trustee succession planning and development, we believe that our Board is well positioned for the future.
2023 Proxy Statement      5

Proposal 1 - Election of Trustees
Trustee Skills and Experience	Thomas F. Brady	Stephen E. Budorick	Robert L. Denton, Sr.	Philip L. Hawkins	Steven D. Kesler	Letitia A. Long	Essye B. Miller	Raymond L. Owens	C. Taylor Pickett	Lisa G. Trimberger
Executive Leadership
Public Company Board Service
Financial Literacy/Accounting
Finance/Capital Markets
Risk Management
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership
Government/Regulatory Affairs
Audit Committee Financial Expert
6      Corporate Office Properties Trust

Proposal 1 - Election of Trustees
Biographical Information
Set forth below is certain biographical information with respect to the nominees for election as Trustees, including professional experience, Board Committee memberships, skills and qualifications.

CHAIRMAN OF THE BOARD SINCE MAY 2013
COMMITTEES Compensation, Investment, Nominating and Corporate Governance
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Strategic Planning + Leadership
Thomas F. Brady	Age: 73
Independent Trustee Since: 2002
BACKGROUND
Opower, Inc. (NYSE: OPWR)
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Former Chairman, Advisory Board (2009-2016)

Constellation Energy Group (NYSE: CEG)
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Former Executive Vice President-Corporate Strategy

Baltimore Gas & Electric Company
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Various Positions, including Vice President and Chief Accounting Officer

OTHER EXPERIENCE
Baltimore Gas & Electric Company
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Former Member of Board of Directors

Stevenson University
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Former Trustee and Treasurer of the Board

Maryland Public Broadcasting Commission and Maryland Public Television
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Former Chairman

Maryland Chamber of Commerce
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Former Member of Board of Directors

EDUCATION
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BS in Accounting—University of Baltimore

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MBA in Finance—Loyola University

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Advanced Executive Program—Penn State University

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Certified Public Accountant

COPT BOARD SERVICE
Mr. Brady’s extensive career in key financial and strategic executive positions at a larger public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to lead our Board and assess our strategic initiatives, both qualitatively and quantitatively. Mr. Brady’s utility operations experience and significant civic involvement also complement and enhance the perspectives he brings to his role as Board Chairman.

PRESIDENT + CHIEF EXECUTIVE OFFICER (“CEO”) SINCE MAY 2016
COMMITTEES N/A
Skills and Qualifications
Executive Leadership
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership
Stephen E. Budorick	Age: 62
Trustee Since: 2016
BACKGROUND
Corporate Office Properties Trust
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President + Chief Executive Officer (“CEO”) (2016-Present)

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Executive Vice President + Chief Operating Officer (“COO”) (2011-2016)

Callahan Capital Partners, LLC
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Executive Vice President of Asset Management (2006-2011)

Trizec Properties, Inc.
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Executive Vice President Central Region (1997-2006)

Miglin Beitler Management Company
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Executive Vice President (1991-1997)

Lasalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.)
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Vice President Asset Management (1988-1991)

American Hospital Association
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Facilities management and planning (1983-1988)

EDUCATION
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BS in Industrial Engineering—University of Illinois

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MBA—University of Chicago

COPT BOARD SERVICE
Mr. Budorick’s experience as our President + CEO and his prior experience as our COO, as well as his depth of both operational and financial expertise, make him highly qualified to serve as a valued member of our Board. In his role as CEO, Mr. Budorick is a critical link between the Board and management. His experience at initiating and implementing strategic initiatives and continued engagement in the commercial real estate community are valuable assets to the Board.

2023 Proxy Statement      7

Proposal 1 - Election of Trustees

COMMITTEES Audit, Investment, Nominating and Corporate Governance (Chair)
Skills and Qualifications
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership
Audit Committee Financial Expert
Robert L. Denton, Sr.	Age: 70
Independent Trustee Since: 1999
BACKGROUND
The Shidler Group
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Managing Partner—New York (1994-2013)

Providence Capital, Inc.
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Co-Founder and Managing Director (1991-1994)

Jefferies Group LLC (f/k/a Jefferies & Co.)
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Co-Head Mergers and Acquisitions (1987-1991)

Pacific Equity Ltd.
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Head of Investment Research (1985-1987)

Booz Allen & Hamilton, Inc.
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Consulting-Principal (1980-1985)

OTHER EXPERIENCE
Co-Founder of several organizations sponsored by The Shidler Organization, including:
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Corporate Office Properties Trust (NYSE: OFC)

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First Industrial Realty Trust, Inc. (NYSE: FR)

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Primus Guaranty, Ltd. (formerly NYSE: PRS)

Structured execution of initial public offering for TriNet Corporate Realty Trust (NYSE: TRI)
Co-Inventor: Business process patent to create, price and manage electronic trading and distribution of credit risk transfer products (U.S. Pat. Appl. 20020055897)
EDUCATION
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BS in Economics—University of Pennsylvania

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MBA—Wharton School of the University of Pennsylvania

COPT BOARD SERVICE
Mr. Denton’s extensive real estate, financial, and consulting career, including as a senior executive in a well-known private real estate investment and acquisition company, enables him to provide meaningful insight and leadership into our strategic initiatives, with specific focus on the analysis of our proposed investment, development and capital market initiatives. Mr. Denton is well-informed in the arena of corporate governance and ESG matters from his continuing education efforts and as Chair of the Nominating and Corporate Governance Committee.

COMMITTEES Compensation, Investment (Chair)
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/ Accounting
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership
Philip L. Hawkins	Age: 67
Independent Trustee Since: 2014
BACKGROUND
DCT Industrial Trust (formerly NYSE: DCT)
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President and Chief Executive Officer (2006-2018)

CarrAmerica Realty Corporation (formerly NYSE: CRE)
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Various positions, including President and Chief Operating Officer (1996-2006)

LaSalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.)
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Various senior executive positions in real estate investment, development, leasing and management (1982-1996)

OTHER PUBLIC COMPANY BOARDS
Current
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Welltower (NYSE: WELL)

Former (past 5 years)
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DCT Industrial Trust (formerly NYSE: DCT)

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Prologis Inc. (formerly NYSE: PLD)

OTHER EXPERIENCE
Pure Industrial
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Board Member (2022-Present)

Washington Prime Group
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Chairman (2022-Present)

Link Logistics Real Estate
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Executive Chairman (2020-Present)

Hamilton College
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Trustee (2012-Present)

EDUCATION
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BA in Economics—Hamilton College

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MBA—University of Chicago

COPT BOARD SERVICE
Mr. Hawkins’ lengthy real estate career and current and past executive positions, both in the office and industrial sectors, with publicly traded companies, qualifies him to provide an experienced perspective on our strategic initiatives, to assess capital allocation and other investment decisions, as well as to evaluate compensation matters. In addition, Mr. Hawkins’ extensive public company board service enhances the insights he brings as a Board member.

8      Corporate Office Properties Trust

Proposal 1 - Election of Trustees

COMMITTEES Audit, Investment
Skills and Qualifications
Executive Leadership
Financial Literacy/ Accounting
Finance/ Capital Markets
Real Estate Investment
Strategic Planning + Leadership
Audit Committee Financial Expert
Steven D. Kesler	Age: 71
Independent Trustee Since: 1998
BACKGROUND
Chesapeake Realty Partners Operations, LLC
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Chief Investment Officer for family office portfolio (2018-Present)

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Chief Financial Officer (2006-2017)

The Casey Group
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Managing Director (2005-2006)

Constellation Investments, Inc. (wholly-owned subsidiary of Constellation Energy Group)
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Chief Executive Officer and/or President (1998-2003)

Constellation Real Estate, Inc. (wholly-owned subsidiary of Constellation Energy Group)
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Chief Executive Officer and President (1998-2003)

Constellation Health Services, Inc. (wholly-owned subsidiary of Constellation Energy Group)
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Chief Executive Officer and President (1998-2003)

OTHER EXPERIENCE
McDaniel College
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Member of the Board of Trustees (1998-Present)

Board of Atapco, Inc.
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Former Member of the Board of Directors

Ace Guaranty Corporation
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Former Member of the Board of Directors

Capital Re Corporation
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Former Member of the Board of Directors

Capital Guaranty Corporation
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Former Member of the Board of Directors

EDUCATION
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BS in Accounting—New York University

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MBA—Wharton School at the University of Pennsylvania

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Certified Public Accountant

COPT BOARD SERVICE
Mr. Kesler’s executive positions at both private real estate companies and real estate subsidiaries of public companies as well as his board service on both private and public companies adds to the value of his contributions to our Board in the areas of investment and financial oversight.

2023 Proxy Statement      9

Proposal 1 - Election of Trustees

COMMITTEES Audit, Nominating and Corporate Governance
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/Accounting
Risk Management
Corporate Governance
Strategic Planning + Leadership
Government, Regulatory Affairs
Letitia A. Long	Age: 64
Independent Trustee Since: 2020
BACKGROUND
US Government
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Director, National Geospatial-Intelligence Agency (2010-2014)

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Deputy Director, Defense Intelligence Agency (“DIA”) (2006-2010)

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Deputy Undersecretary of Defense for Intelligence (2003-2006)

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Deputy Director, Naval Intelligence (2000-2003)

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Various positions with US Intelligence (1978-2000)

OTHER PUBLIC COMPANY BOARDS
Current
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T-Mobile US, Inc. (NASDAQ: TMUS)

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Parsons Corporation (NYSE: PSN)

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Chain Bridge I (SPAC)

Former (past 5 years)
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Raytheon Company (NYSE: RTN)

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Urthecast (TSX: UR)

OTHER EXPERIENCE
Noblis, Inc.
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Member of the Board of Directors

Virginia Polytechnic Institute and State University
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Rector Virginia Tech Board of Visitors

EDUCATION
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BS in Electrical Engineering—Virginia Polytechnic Institute and State University

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MS in Engineering—Catholic University of America

COPT BOARD SERVICE
Ms. Long’s experience in the U.S. Department of Defense and multiple intelligence agencies, as well as her experience as a public company board member, positions her to contribute to our strategy and governance matters.

COMMITTEES Audit
Skills and Qualifications
Risk Management
Corporate Governance
Executive Leadership
Strategic Planning + Leadership
Government, Regulatory Affairs
Essye B. Miller	Age: 59
Independent Trustee Since: 2022
BACKGROUND
Executive Business Management LLC
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President and Chief Executive Officer (2020 to present)

US Government
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Department of Defense (“DOD”)

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Principal Deputy Chief Information Officer (“CIO”) (2018-2020)

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Deputy CIO for Cybersecurity (“CISO”) (2016-2018)

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Acting CIO (December 2017-May 2018)

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Department of U.S. Army

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CISO and Cybersecurity (2015-2017)

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Department of U.S. Air Force

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Director of Information Management (2006-2014)

OTHER EXPERIENCE
Concordance Academy and the National Cyber Scholarship Foundation.
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Non-Profit Board Member

EDUCATION
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Honorary Doctor of Science—Talladega College

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MBA in Business Administration—Troy State University

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Master of Strategic Studies—U.S. Air Force, Air University

COPT BOARD SERVICE
Ms. Miller’s experience in the U.S. Government, and experience information technology and cyber security positions her to contribute to our strategy and risk management matters.

10      Corporate Office Properties Trust

Proposal 1 - Election of Trustees

COMMITTEES Compensation, Investment
Skills and Qualifications
Executive Leadership
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership
Raymond L. Owens	Age: 64
Independent Trustee Since: 2021
BACKGROUND
Piedmont Office Realty Trust (NYSE: PDM)
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Chief Investment Officer and Executive Vice President of Capital Markets (2016-2017)

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Executive Vice President, Capital Markets (2007-2016)

Wells Real Estate Funds
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Managing Director and Executive Vice President of Capital Markets (2002-2007)

PM Realty Group, LP
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Senior Vice President (1997-2002)

Various Roles, Capital Markets and Real Estate Investment
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General Electric Investments, HPI Realty Partners, Travelers Realty Investment Company and Aetna Realty Investors (1982-1997)

OTHER EXPERIENCE
Stephen M. Ross School of Business at the University of Michigan
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Member, Advisory Board Ross Real Estate Fund (2016-2020)

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Member, Alumni Board of Governors (2010-2016)

EDUCATION
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BA in Economics—University of Michigan, Ann Arbor

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MBA in Marketing and Real Estate—Stephen M. Ross School of Business at the University of Michigan, Ann Arbor

COPT BOARD SERVICE
Mr. Owens’ lengthy real estate career and past executive positions at both publicly traded and private companies qualifies him to provide an experienced perspective on our strategic initiatives and to assess capital allocation and other investment decisions.

COMMITTEES Compensation (Chair), Investment
Skills and Qualifications
Executive Leadership
Financial Literacy/Accounting
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership
C. Taylor Pickett	Age: 61
Independent Trustee Since: 2013
BACKGROUND
Omega Healthcare Investors, Inc. (NYSE: OHI)
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Chief Executive Officer (2001-Present)

Integrated Health Services, Inc.
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Executive Vice President and Chief Financial Officer (1998-2001)

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Various executive positions (1993-1998)

PHH Corporation
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Vice President of Taxes (1991-1993)

KPMG
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Certified public accountant (1984-1991)

OTHER PUBLIC COMPANY BOARDS
Current
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Omega Healthcare Investors, Inc. (NYSE: OHI)

EDUCATION
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BA in Accounting—University of Delaware

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JD—University of Maryland School of Law

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Certified Public Accountant

COPT BOARD SERVICE
Mr. Pickett’s extensive executive experience at various public companies and his financial expertise are assets to considering our strategic initiatives, capital allocation decisions and compensation matters, and supplement our financial oversight. In addition, his active role as a chief executive officer serves as a valuable resource for both management and the Board.

2023 Proxy Statement      11

Proposal 1 - Election of Trustees

COMMITTEES Audit (Chair), Nominating and Corporate Governance
Skills and Qualifications
Public Company Board Service
Financial Literacy/Accounting
Risk Management
Corporate Governance
Audit Committee Financial Expert
Lisa G. Trimberger	Age: 62
Independent Trustee Since: 2017
BACKGROUND
Mack Capital Investments LLC
>
Principal and owner (2014-Present)

Deloitte & Touche LLP
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Audit partner and other positions (1983-2014)

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Co-chair of the Nominating Committee of the Board of Directors

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Leader of the firm’s National Women’s Initiative for development and retention of women professionals

OTHER PUBLIC COMPANY BOARDS
Current
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EPR Properties (NYSE: EPR)

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Luxfer Holdings PLC (NYSE: LXFR)

OTHER EXPERIENCE
NACD
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Member and Board Leadership Fellow

National Association of Real Estate Investment Trusts
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Member

EDUCATION
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BS in Accounting—St. Cloud State University

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Certified Public Accountant

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CERT Certificate in Cybersecurity Oversight—NACD, Ridge Global and Carnegie Mellon University’s CERT division

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Women’s Director Development Executive Program—J.L. Kellogg School of Management of Northwestern University

COPT BOARD SERVICE
Ms. Trimberger’s experience as an audit partner in a Big Four firm positions her to contribute significantly as a financial expert in areas including financial and audit oversight, corporate governance and risk management matters.

12      Corporate Office Properties Trust

Our Board of Trustees
Trustee Independence
We believe that for our Board to effectively serve in its capacity, it is important, and the New York Stock Exchange (“NYSE”) mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A Trustee will not be deemed independent if:
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the Trustee is, or within the last three years, has been, employed by the Company or a member of his/her immediate family is, or within the last three years has been, an executive officer of the Company;

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the Trustee or a member of his/her immediate family receives, or during any 12-month period within the last three years received, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

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the Trustee is a current partner or employee of the Company’s internal auditors or outside independent registered public accounting firm serving as the Company’s auditors, or a member of the Trustee’s immediate family is a current partner of such auditors or firm, or is a current employee of such auditors or such firm and personally works on the Company’s audit, or the Trustee or a member of the Trustee’s immediate family was within the last three years a partner or employee of such auditors or firm and personally worked on the Company’s audit during that time;

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the Trustee or a member of his/her immediate family is, or within the last three years has been, employed as an executive officer of another entity of which any of the Company’s present executive officers at the time serves or served on that other entity’s compensation committee;

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the Trustee is a current employee, or a member of his/her immediate family is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

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the Trustee is a current executive officer or compensated employee, or an immediate family member of the Trustee is a current executive officer, of a charitable organization to which the Company has made donations in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s donations.

The Board has determined that each of our nominees for Trustee meets the independence guidelines described above except for Mr. Budorick, our President + CEO.
Leadership Structure of the Board of Trustees
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company’s shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the CEO. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that this structure is the most appropriate structure at this time.
Under our Bylaws, the Chairman of the Board presides over the meetings of the Board and of the shareholders at which he or she is present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the CEO shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chairman shall perform such other duties as may be assigned by the Trustees. The CEO shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.
2023 Proxy Statement      13

Our Board of Trustees
Trustee Attendance Policy
The Board holds a minimum of four regularly scheduled meetings per year, including the meeting of the Board held in conjunction with our annual meeting of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them. Trustees are expected to participate in all regularly scheduled meetings, and a Trustee who is unable to participate in a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee participates in a regularly scheduled meeting via teleconference, videoconference or such other similar means for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.
Trustees are expected to participate in our annual meeting of shareholders. All of our Trustees who were nominated for election at the time of the 2022 Annual Meeting of Shareholders were in attendance at the meeting.
Meetings of Independent Trustees
The independent Trustees meet in executive session at each of the regularly scheduled meetings. The Chairman of the Board presides over the executive sessions. The independent Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.
Trustee Compensation
Employee Trustees receive no compensation other than their compensation as an employee for serving on the Board or its committees. During 2022, non-employee Trustees received the following:
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Fees, paid in cash, set forth below:

Annual Trustee Fee	$70,000
Annual Chair of Board fee	$70,000
Annual committee chair fee
Audit	$17,500
Compensation	$15,000
Investment	$13,000
Nominating and Corporate Governance	$15,000
Annual committee fees
Audit	$14,000
Compensation	$12,000
Investment	$10,000
Nominating and Corporate Governance	$12,000
Fee for each Board meeting attended after first 12 per calendar year	$2,000
The fees set forth above changed from 2021. Our Trustee compensation is reviewed against market and our peers bi-annually in consultation with our external compensation consultant.
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Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

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Annual grants of restricted shares (“RSs”), restricted share units or time-based profit interest units in COPLP in an award value of not more than $105,000, calculated utilizing the 15-day trailing average share price as of the grant date. Forfeiture restrictions for the aforementioned award types lapse on the first anniversary of the grant date, provided that the Trustee remains in his or her position. With respect to RSs and restricted share units, the resulting common shares are issued either on the first anniversary of the grant date for RSs or on a later date selected by the Trustee for restricted share units. Holders of RSs and restricted share units are entitled to receive dividends on such shares. Prior to vesting, the time-based profit interest units carry substantially the

14      Corporate Office Properties Trust

Our Board of Trustees
same rights to distributions as non-profit interest unit common units but carry no redemption rights. Holders of RSs can cast votes for such shares, while holders of the other award types cannot cast votes for such units.
The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2022:
Name of Trustee	Fees Earned (Paid in Cash)(1)	Equity Awards(2)	Total
Thomas F. Brady	$174,000	$100,141	$274,141
Robert L. Denton, Sr.	$121,000	$100,141	$221,141
Philip L. Hawkins	$105,000	$100,141	$205,141
David M. Jacobstein(3)	$35,250	$—	$35,250
Steven D. Kesler	$94,000	$100,141	$194,141
Letitia A. Long	$96,000	$100,141	$196,141
Essye B. Miller(4)	$19,250	$65,741	$84,991
Raymond L. Owens	$92,000	$100,141	$192,141
C. Taylor Pickett	$107,000	$100,141	$207,141
Lisa G. Trimberger	$113,500	$100,141	$213,641

(1)
This column reports the amount of cash compensation earned in 2022 for Board and committee service.

(2)
Includes the annual grant of RSs, restricted share units or time-based profits interest units awarded to the Trustees on May 12, 2022 at a grant date fair value of $25.41 per share/unit, except for Ms. Miller’s restricted share units awarded upon her appointment to the Board on October 1, 2022 at a grant date fair value of $23.23 per unit. See Notes 2 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for additional information regarding share-based compensation, including assumptions made in determining values for awards. As of December 31, 2022, none of our trustees held outstanding stock options.

(3)
Pursuant to our mandatory retirement policy for Trustees, Mr. Jacobstein retired from the Board effective May 12, 2022.

(4)
Ms. Miller was appointed to the Board effective October 1, 2022.

We formerly offered our Trustees the ability to participate in a nonqualified deferred compensation plan but froze additional entry into the plan effective December 31, 2019. Prior to that time, this plan allowed for the deferral of up to 100% of a participant’s cash compensation on a pre-tax basis and enabled such participants to receive a tax-deferred return on such deferrals. The plan does not guarantee a return on or above amounts deferred or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances are fully vested and participation in the deferred compensation plan was voluntary.
Board Committees
The Board has four committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Investment Committee; and (4) the Nominating and Corporate Governance Committee. Descriptions of these committees are set forth below:
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The Audit Committee oversees the following:

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integrity of our financial statements and other financial information provided to shareholders and the investment community;

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compliance with certain legal and financial regulatory requirements and our ethics policies;

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retention of our Independent Auditor, including oversight of its performance, qualifications and independence, approval of the scope of the audit and non-audit services and associated fees and input into the selection of the lead engagement partner with each rotation;

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accounting and financial reporting processes, internal control systems and the internal audit function; and

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risk management activities, including oversight of cybersecurity risks.

The Committee also provides an avenue for communication among our Independent Auditor, internal auditors, management and the Board.
2023 Proxy Statement      15

Our Board of Trustees
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The Compensation Committee’s primary responsibilities are set forth below:

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establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and to make recommendations to the Board with respect to such compensation;

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establish compensation arrangements and incentive goals (Company financial measures, business metrics and individual goals) for executive officers and to administer such compensation plans and programs;

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review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives and, either as a Committee or together with the other independent Trustees (as directed by the Board), recommend to the Board for approval the CEO’s compensation level based on this evaluation;

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review the performance of all other executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

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review and consider risks relating to our compensation policies; and

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review compensation arrangements for Trustees and make appropriate recommendations to the Board for approval.

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The Board delegated to the Investment Committee the authority to approve various matters (acquisitions, dispositions, development/redevelopment projects, financings, joint ventures, equity issuances and other investments) when the matters are below certain threshold amounts. However, any matters that are greater than $75 million require the approval of the full Board.

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The Nominating and Corporate Governance Committee serves the following purposes:

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recommend to the Board the structure and operations of the Board;

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identify individuals qualified to serve as Trustees and recommend that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;

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recommend to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee, including the recommendation of the chair for each Board committee;

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oversee the Board’s annual evaluation of its performance and the performance of all Board committees;

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develop and recommend to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically review the same;

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review and monitor management development and succession plans and activities; and

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oversee the Company’s strategies, activities, and risks and opportunities relating to environmental, social, and governance matters affecting the Company.

All members of the Board’s committees are independent Trustees and meet the applicable requirements for committee membership under the NYSE rules. The practices of our Board’s committees are outlined in their respective charters, which are available in the Investors section of our Internet website in the subsection entitled “Governance;”, https://investors.copt.com/corporate-governance/governance-documents, these charters are also available in printed form to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.
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Our Board of Trustees
The committees on which Trustees served and the number of meetings held during 2022 are set forth below:
Board Member	Audit	Compensation	Investment	Nominating and Corporate Governance
Thomas F. Brady
Robert L. Denton, Sr.
Philip L. Hawkins
David M. Jacobstein(1)
Steven D. Kesler
Letitia A. Long
Essye B. Miller(2)
Raymond L. Owens
C. Taylor Pickett
Lisa G. Trimberger
Meetings Held in 2022	9	4	4	4
      = Chair
      = Member
(1)
Served on the committees until the expiration of his term on May 12, 2022.

(2)
Effective November 10, 2022, Ms. Miller was appointed to the Audit Committee.

During 2022, the Board held four quarterly meetings and met at other times as needed. Each incumbent Trustee in 2022 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.
Trustee Evaluation
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Trustee performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively. Each year, our Trustees complete anonymous governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Trustees. The results of the survey are then reviewed by the Nominating and Corporate Governance Committee with the whole Board.
Nomination of Trustees
The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management and communication skills; (5) leadership; (6) public real estate investment trusts (“REITs”) and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee’s past attendance at meetings and participation in, and contributions to, the activities of the Board and its committees.
2023 Proxy Statement      17

Our Board of Trustees
Consistent with our Corporate Governance Guidelines, the Board considers professional experience and diversity of race, ethnicity, gender, age and cultural background in evaluating candidates for nomination as experience has shown that a more diverse board improves oversight of the Company. The Board pursues candidates with diverse backgrounds and experience to ensure we benefit from a broad spectrum of expertise which contributes to a more effective decision-making process.
The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:
The Committee considers nominees recommended by our common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the proxy statement for our most recent annual meeting of shareholders:
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the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;

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information about the relationship between the candidate and the nominating shareholder;

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the consent of the candidate to serve as a Trustee;

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proof of the number of common shares in the Company that the nominating shareholder owns and the length of time the shares have been owned; and

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a separate statement of the candidate’s qualifications relating to the Board’s membership criteria.

Board’s Approach to Risk Oversight
The Board plays an important role in our risk oversight. While the Board and its Committees rely on management to bring significant matters to its attention, the Board establishes and monitors our risk tolerance and oversees our risk management activities primarily by:
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approving annually our business strategy and plan;

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maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisitions, dispositions, development and financing activities, matters involving environmental, social and governance risks and the appointment, retention and compensation of executive officers;

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reviewing and discussing regular periodic reports relating to our performance and achievement of objectives;

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reviewing and discussing with management the Company’s enterprise risk assessments;

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approving our annual budget and capital plan; and

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overseeing specific areas of our business conducted by the Board’s committees.

Pursuant to its charter, the Audit Committee is responsible for the review of our risk assessment and management activities, including our enterprise risk management (“ERM”) assessment. The Committee discharges these responsibilities by reviewing and discussing with management, our internal audit and information technology functions and our Independent Auditor any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor or control such risks or exposures and our underlying policies with respect to risk assessment and risk management. Management, including those from our information technology function, reports to the Audit Committee with respect to management’s assessment of our cybersecurity and information security risks and actions taken by us to manage and/or mitigate such risks. Consistent with NYSE Rules, the Audit Committee also provides oversight with respect to risk assessment and risk management, particularly regarding the activities of our internal audit function and integrity of our financial statements and internal controls over financial reporting. Our internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at in-person and most telephonic meetings of the Audit Committee. Each quarter, after meeting with management, the Audit Committee presents the ERM assessment to the entire Board, and on an annual basis, management discusses the Company’s ERM profile with the entire Board. Each year, management re-evaluates the business risks covered by its ERM assessment to determine
18      Corporate Office Properties Trust

Our Board of Trustees
whether the proper risks are being evaluated. This assessment is then discussed with the Audit Committee and further refined with the Committee’s input.
Company’s Commitment to Environmental and Social Responsibility and Governance
We are committed to environmentally and socially responsible investments that further our goal of creating value for our shareholders. The environmental, social, and governance (“ESG”) practices engaged in by the Company constitute our sustainability platform and have influenced and shaped our corporate culture. Beginning in 2016, and each year since, we have published, and posted on our website, our Corporate Sustainability Report in accordance with Global Reporting Initiative (“GRI”) content and structure guidelines.
As addressed in more detail below, our Company pledges to sustainably develop and operate our portfolio to create healthy work environments for our employees and tenants and reduce consumption of non-renewable resources. By following these principles, we believe that we optimize our property operations and add value for our stakeholders. We also believe that we employ best practices in corporate governance and sponsor robust community outreach programs.
ENVIRONMENTAL RESPONSIBILITY
We develop and operate our buildings to minimize their environmental impact. We believe that our commitment to environmental responsibility is demonstrated by the following:
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GRESB: In 2015, we began participating in the Global Real Estate Sustainability Benchmark (“GRESB”) survey. Each year since, we have earned GRESB’s “Green Star” rating, the highest quadrant of achievement.

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LEED Certification Criteria in New Construction: Since 2003, we have sought to construct our office properties to meet certification standards under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) program or, when not possible, strived to otherwise incorporate LEED criteria into property designs. We task architects and engineers to develop the most energy efficient design for our buildings and we use construction materials that prioritize tenant health and energy efficiency.

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LEED-Driven Property Operations: Operationally, since 2010, we have embraced the LEED Existing Building-Operations and Maintenance (“LEED-EBOM”) prerequisites, including energy efficiency, green cleaning, recycling, no smoking and other operations and maintenance policies, to ensure our tenants and employees work in healthy environments. We invest in energy systems and equipment that reduce our energy consumption and operating costs, which has enabled certain of our properties to achieve certifications through the U.S. Environmental Protection Agency’s ENERGY STAR program.

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Environmental Policy: We adopted an environmental policy to outline our approach to protecting the environment, addressing risks associated with climate-change and promoting sustainable development practices.

2023 Proxy Statement      19

Company’s Commitment to Environmental and Social Responsibility and Governance
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Environmental Goals 2025: We established target environmental goals for 2025 that we disclose in our Corporate Sustainability Report, including ones for reducing our energy intensity by 5% and our Scope 1 and Scope 2 GHG emissions by 5% and capping our water use intensity at 2019 levels.

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United Nations Sustainable Development Goals: We aligned our Corporate Sustainability Report with the U.N. Sustainable Development Goals by providing disclosure regarding how our sustainability programs address those goals.

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TCFD Risk Assessment: In 2022, we published the Company’s first climate risk assessment to advance our ability to improve future alignment of climate-related risk disclosure in our Corporate Sustainability Report with guidelines of the Task Force on Climate-related Financial Disclosures (“TCFD”).

SOCIAL RESPONSIBILITY
We believe that our commitment to social responsibility is demonstrated by the following:
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Employee Engagement: We rely on our employees to drive our success and we support them with a variety of programs to enhance their workplace engagement and job fulfillment.

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Workplace Culture: We develop and reinforce our culture by emphasizing our core values, illustrated by the actiiVe acronym. actiiVe stands for: Accountability, Commitment, Teamwork, Integrity, Innovation, Value Creation and Excellence. These values are intended to serve as a compass to our workforce to influence behavior and fuel our success.

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Employee Safety: We take the safety and wellbeing of our employees seriously, which we believe has contributed to low illness and injury rates. We conduct job-tailored safety training on an ongoing basis. We also monitor our workers’ compensation claims to measure the effectiveness of our safety program.

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Diversity: We believe in equal opportunity, engagement and ethics and we prioritize supporting a healthy, talented and engaged workforce that reflects the diversity in our communities. We celebrate diversity in our workforce and incorporate inclusion within our talent recruitment and engagement programs. We are committed to selecting diverse, top talent and strategically aligning our workforce’s performance to Company objectives. For each of the last two years, we disclosed the gender and racial diversity of our workforce in our Annual Report on Form 10-K.

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Talent Management: We offer robust learning programs to all employees, including educational assistance for college-level and vocational degree programs, and cover all expenses for licenses and certifications, management and leadership courses, key skills training and industry and professional conferences. Further, we offer internship programs to facilitate teaching and learning from others.

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Tenant Relationships: We meet quarterly with our tenants to address any questions or concerns they may have. We believe that frequent and proactive communication with our tenants fosters our relationship and creates a meaningful partnership in our environmental and sustainability efforts. In addition, many of our office parks provide a fitness center for our tenants’ use as a complimentary amenity to promote the health and wellbeing of their employees.

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Community Involvement: We believe in creating value for all of our stakeholders, including the communities in which our assets are located. We coordinate community events and activities, sponsor health and wellbeing events, provide monetary contributions and encourage employee volunteerism.

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Human Rights Policy: We adopted a human rights policy to reflect our historical commitment to promote integrity and ethical conduct for the benefit of our employees, shareholders, tenants, vendors and members of the communities in which we operate.

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Charitable Activities: Among our charitable activities are the following:

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Community Engagement—We encourage our tenants and employees to participate in various local charitable organizations, and employees direct certain of our financial contributions to such organizations.

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Associate Grant Program—We have a Corporate Giving Committee, which coordinates grants to numerous charities.

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United Way Campaign—Each year, we encourage our employees to contribute to the United Way, including in 2022, when we matched contributions on 50% of all new donations and increased donation levels (relative to prior year) and 33% of other donations.

20      Corporate Office Properties Trust

Company’s Commitment to Environmental and Social Responsibility and Governance
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COPT Cares Friday—Each Friday, employees may wear jeans to work in exchange for a $5 minimum bi-weekly donation to various local charities that we match.

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COPT Donate 8—Employees are given one day of paid leave each year to volunteer for a charity of their choice.

GOVERNANCE
We believe that strong corporate governance enhances our accountability to our stakeholders, resulting in effective oversight and decision making. In addition to the governance matters addressed elsewhere in this proxy statement, below is a list of the attributes of our Board structure, shareholder rights and shareholder outreach and engagement that we believe further demonstrate our commitment to strong corporate governance:
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Board Structure

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Our Trustees are independent other than our President + CEO.

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Our President + CEO is not our Board Chairman.

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Our Trustees are elected annually.

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We have no classes of Trustees.

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The Board Chairman’s role is significant to our Company and Board leadership.

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Our Trustees have open communications and effective working relationships, with regular access to management.

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We actively engage in shareholder outreach year-round.

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Uncontested elections of Trustees require that nominees each receive an affirmative vote by a majority of the votes cast for and against such Trustees in order to be elected.

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We have a policy in place under which Trustees nominated for re-election who fail to receive the required number of votes are required to tender their resignations.

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We pursue Board refreshment through a mandatory retirement policy for Trustees who will be 75 years of age at the time they would be nominated for election. In addition, each year the Nominating and Corporate Governance Committee evaluates the makeup of the Board to determine whether the Board has the right individuals in place to oversee the Company.

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Our Trustees are expected to own equity in the Company at levels meeting established share ownership guidelines.

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We have anti-hedging and anti-pledging policies in place for our Trustees.*

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Our Board’s non-management Trustees meet regularly in executive sessions.

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In 2022, three of our Audit Committee members qualified as “audit committee financial experts” as defined by the SEC.

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Our Board monitors the Company’s risk tolerance and oversees its risk management activities.

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The Nominating and Corporate Governance Committee is specifically tasked with overseeing and addressing the Company’s ESG risks and the manner in which the Company addresses those risks.

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Our Board and its committees conduct annual self-assessments.

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Our Board is committed to diversity, as set forth in our Corporate Governance Guidelines and demonstrated by the gender and ethnic diversity of our last four appointments to the Board.

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Shareholder Rights

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We do not have in place a poison pill/shareholders rights plan.

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Our shareholders have the right to call a special meeting.

*
One Trustee pledges approximately 90,000 of his common units in Corporate Office Properties, L.P. However, he has not increased that amount in over 12 years and no other Board member pledges their shares.

2023 Proxy Statement      21

Company’s Commitment to Environmental and Social Responsibility and Governance
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Our shareholders can amend our bylaws by a simple majority vote.

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Our shareholders can approve a merger by a simple majority vote.

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As a Maryland REIT, we voluntarily opted out of the Maryland Unsolicited Takeover Act (MUTA).

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Shareholder Outreach and Engagement

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Our investor relations team proactively reaches out to members of the investment community.

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Our executives regularly participate at REIT and investment analyst conferences and also attend other individual investor meetings throughout the year.

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We typically arrange portfolio tours with members of the investment community several times a year.

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We author and release research materials to assist investors in understanding unique aspects of our business.

Our Executive Officers
Below is information with respect to our executive officers (in addition to Stephen E. Budorick, our President + CEO) (sometimes referred to herein as our “executive officers,” “executives” or “NEOs”).
Anthony Mifsud
Anthony Mifsud, 58, has been our Executive Vice President + Chief Financial Officer (“CFO”) since February 2015, after serving as Senior Vice President, Finance and Treasurer since January 2011 and having joined the Company in 2007 as Vice President, Financial Planning & Analysis. Prior to joining the Company, Mr. Mifsud served as Senior Vice President & Treasurer for Municipal Mortgage & Equity, LLC (“MMA”) and prior to joining MMA, was Vice President, Financial Management at Enterprise Social Investment Corporation. From 1990 to 2005, Mr. Mifsud held various accounting and corporate finance positions at The Rouse Company (formerly NYSE: RSE), culminating as Vice President, Finance from 1999 to 2005. Prior to that time, Mr. Mifsud practiced as a CPA and auditor at KPMG Peat Marwick.

Todd Hartman, 56, our Executive Vice President and Chief Operating Officer since November 2020, resigned from the Company effective March 2, 2023. During his tenure with the Company, Mr. Hartman oversaw the Company’s leasing, asset management, property management, government services, and commercial development. Prior to joining the Company, he served since 2009 as Senior Vice President of Ivanhoe Cambridge US’s Western Region, a seven million square foot portfolio that spans Seattle, Los Angeles, Denver and Chicago, where he was principally responsible for investment life-cycle value creation in a premier portfolio of office assets. Mr. Hartman also previously served as COO of the Broe Real Estate Group and as Vice President of National Operations at Trizec Properties, Inc.
22      Corporate Office Properties Trust

Proposal 2	ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	Our Board recommends a vote for a frequency of EVERY YEAR (“1 year” on the proxy card) with respect to the proposal.

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory basis, how frequently we will submit say-on-pay proposals to our shareholders in the future. Our shareholders will have the following three alternatives to choose from: (1) every year (“1 year” on the proxy card), (2) every two years (“2 years” on the proxy card) or (3) every three years (“3 years” on the proxy card). In addition, shareholders may choose to abstain from voting on this proposal.

We currently submit an advisory say-on-pay resolution to our shareholders on an annual basis, and the Board continues to believe that, of the three choices, submitting advisory say-on-pay resolutions to shareholders every year is preferable. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee evaluates the compensation of our named executive officers annually. We believe that annual say-on-pay resolutions match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback will be considered by the Compensation Committee in its annual decision-making process. Additionally, the administrative process of submitting an advisory say-on-pay resolution to shareholders on an annual basis has not historically imposed, and is not expected to impose in the future, any substantial additional costs on the Company.
Vote Required; Effect of Vote
For any of the three alternatives set forth above to be approved, it must receive a majority of the votes cast on this proposal. By selecting one of these alternatives, shareholders are voting to approve their chosen alternative and are not voting to approve or disapprove of the Board’s recommendation. Because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes cast. However, shareholders will still be able to communicate their preference with respect to this vote by choosing from among these three alternatives. In addition, shareholders may choose to abstain from voting on this proposal. The vote on this proposal is advisory. Although non-binding, the Board does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its decision regarding the frequency with which we submit future say-on-pay proposals.
Proposal 3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	Our Board recommends a vote FOR the approval of this resolution.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

Our compensation programs are designed to clearly link annual and long-term financial results and shareholder return to executive rewards. The majority of each executive’s total compensation is tied directly to goal achievement; we believe that this pay for performance approach ensures that the financial interests of our executives are aligned with those of our shareholders. Please refer to the section entitled “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2022.
2023 Proxy Statement      23

The Compensation Committee annually reviews all elements of our compensation program for named executive officers to ensure its alignment with our philosophy and corporate governance approach, including its effectiveness in aligning the financial interests of our executives with those of our shareholders. Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders with the opportunity to approve the following advisory resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the section entitled “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC.
Vote Required; Effect of Vote
The affirmative vote of a majority of the votes cast on this proposal will be required for approval.
The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of the four independent Trustees listed below. The Committee members do not have any material professional, familial or financial relationship with the CEO, other executive officers or the Company other than their relationships as Trustees.
Report of the Compensation Committee
The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K for 2022 and the Company’s 2023 proxy statement. This report is provided by the following independent Trustees, who comprise the Committee.
COMPENSATION COMMITTEE
C. Taylor Pickett, Chair Thomas F. Brady Philip L. Hawkins Raymond L. Owens
24      Corporate Office Properties Trust

Compensation Discussion and Analysis
“CD&A” TABLE OF CONTENTS
NAMED EXECUTIVE OFFICERS (“NEOs”)
This Compensation Discussion and Analysis describes the material elements of compensation for our NEOs for the 2022 fiscal year listed in the Summary Compensation Table of this proxy statement, including:
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Stephen E. Budorick, President + CEO;

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Todd Hartman, Executive Vice President + COO until his resignation from the Company on March 2, 2023; and

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Anthony Mifsud, Executive Vice President + CFO.

EXECUTIVE SUMMARY
Our Business Model
We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense, and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions (“Defense/IT Locations”). We also own a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office properties”).
2023 Proxy Statement      25

Compensation Discussion and Analysis
2022 Business Overview
Our unique investment strategy of allocating capital to Defense/IT Locations that support priority missions at U.S. defense installations continues to produce strong results that are not correlated to traditional office fundamentals and distinguishes us from other office REITs. For 2022, we:
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leased 3.0 million square feet in our portfolio, which ended the year 92.7% occupied and 95.2% leased;

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achieved our highest annual vacancy leasing volume in 12 years and a strong portfolio-wide retention rate of 72.1%;

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placed into service 1.3 million square feet, our second highest annual volume on record, in nine newly developed properties that were 99% leased, all in our Defense/IT Locations:

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raised $282.8 million in capital from property dispositions, including our only wholesale data center, to create borrowing capacity available to fund development of new Defense/IT Locations; and

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refinanced our Revolving Credit Facility and an unsecured term loan with a credit agreement that provided for $725.0 million in available borrowings, after which we have no significant remaining debt maturing until 2026.

These highlights positioned us to meet or exceed virtually all of our business objectives, which were established in January 2022.
Total Shareholder Return Performance
The below table illustrates total shareholder return (“TSR”) over the periods indicated using the closing stock price at the beginning of the period and the closing stock price at the end of the period plus reinvested dividends. The peer group shown represents the peer companies used for executive compensation analyses, as indicated in the section below entitled “Compensation Comparisons.”
TSR (as of December 31, 2022)
1-Year	3-Year	5-Year
COPT (3.3%)	COPT 0.3%	COPT 9.5%
Nareit Office (37.6%)	Nareit Office (37.9%)	Nareit Office (30.3%)
Peer Group (33.8%)	Peer Group (41.5%)	Peer Group (33.5%)
Key:
COPT: Corporate Office Properties Trust
Nareit Office: Office Property Sector of the FTSE Nareit All Equity REITs Index
Peer Group(1): Median (see Compensation Comparisons section for peers)
(1)
Peer Group data excludes companies that did not trade publicly for the entire period referenced.

26      Corporate Office Properties Trust

Compensation Discussion and Analysis
Compensation Overview
We design our compensation programs to link executive compensation to annual financial results and long-term TSR. We implement our pay-for-performance approach to ensure that the financial interests of our executives align closely with those of our shareholders by directly tying the majority of each executive’s pay to the achievement of defined objectives. Highlights of our overall executive compensation program include the following:
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Formulaic Annual Incentive Award (“AIA”) Cash Bonuses with Pre-Determined Goals—100% of our NEOs’ AIAs are formulaic and based on the achievement of established corporate objectives which were approved by the Compensation Committee at the beginning of each year. Our AIA program employs challenging hurdles aligned with our financial and operating success each year.

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Long-Term Equity Incentive Plan (“LTIP”) Awards Aligned with Interests of Our Shareholders—60% of our NEOs’ annual equity compensation is granted in performance-based instruments that vest at the end of three years, in amounts dependent upon our TSR over that period relative to that of our peers in the FTSE Nareit All Equity REITs Index. If our TSR during the measurement period outperforms our peers but is negative, we limit shares or units earned to target level. The remaining 40% of our NEOs’ equity award values are granted in time-based awards that vest ratably over a three-year period.

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Pay-for-Performance Alignment—We maintain strong pay-for-performance alignment with our CEO’s 2022 compensation being approximately 63% variable, subject to our performance under predefined formulas. The results of our formula-based incentive awards varied significantly in past years. This is consistent with our objective to provide executives with the opportunity to earn a higher relative level of total compensation when objectives are achieved and lower compensation when they are not.

The table below sets forth our CEO’s AIA payouts as a percentage of target for the last five years, which we believe were commensurate with our strong operating performance in those years:
The table below sets forth payouts to our CEO on performance-based equity programs for the last five years:
2023 Proxy Statement      27

Compensation Discussion and Analysis
Strong Governance Related to Executive Compensation
We believe that our compensation structure and corporate governance policies mitigate compensation-related risk while providing effective incentives to our NEOs, as illustrated further in the table below.
WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: We tie our NEOs’ compensation to performance by setting clear and challenging objectives with the majority of total target compensation consisting of performance-based components.

Multiple Performance Metrics: We use different performance measures for short-and long-term incentives, with multi-year vesting or measurement periods for long-term incentives.

Risk Oversight: We annually prepare an Enterprise Risk Management assessment. The Compensation Committee carefully considers the risks associated with all elements of our compensation programs.

Annual Pay for Performance Analysis: We assess pay and performance relative to peers to ensure that actual payouts align competitively.

Share Ownership Guidelines: We maintain ownership guidelines for both executives and Trustees. NEO guidelines range from three times to six times base salary, while non-employee Trustee guidelines are five times their annual cash retainer for four quarterly meetings. Executives and Trustees cannot sell company-granted equity until ownership guidelines are met.

No Guaranteed Bonuses: We do not provide NEOs with guaranteed cash bonuses.

No Excise Tax Gross-Ups: We have no agreements in place that provide for reimbursement by the Company for the tax obligations of our employees resulting from severance payments made in the event of a change in control and will not enter into any such agreements in the future.

No Repricing of Stock Options: We have not issued stock options since 2009. There are currently no outstanding stock options, none of our current NEOs were ever issued stock options and we do not reprice underwater stock options.

No Hedging or Pledging: We have an anti-pledging and anti-hedging policy. Subject to the terms of the policy, executives may not (1) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (2) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

Clawback Policy: We have in place a comprehensive incentive recoupment (i.e., “clawback”) policy.

Use of Independent Compensation Consultant: The Compensation Committee uses an independent consultant that is precluded from performing any work directly for the management of the Company unless pre-approved by the Committee. No such additional work was requested or performed in 2022.

Peer Group: We use an appropriately sized and defined peer group for compensation benchmarking purposes and review the companies comprising the peer group annually.

ANNUAL SHAREHOLDER SAY-ON-PAY VOTES

At our May 2022 annual meeting of shareholders, 97.7% of the shareholder say-on-pay proposal votes cast were in favor of the proposal. Our Compensation Committee believes that our shareholders’ substantial approval indicated strong support for our approach to executive compensation. The Committee will continue to consider shareholder feedback and the outcome of our shareholder say-on-pay proposal votes when making future NEO compensation decisions.

28      Corporate Office Properties Trust

Compensation Discussion and Analysis
COMPENSATION OBJECTIVES
Our executive compensation program is designed to:
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Align Pay to Performance—We align our pay practices to reward executives for benefiting our shareholders.

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The majority of our NEOs’ compensation is performance-based, linked to a combination of annual and multi-year achievements.

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We align annual incentive plan payouts with the results of our operational and financial performance.

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We endeavor to provide our executives with the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance. This approach allows us to attract, retain and motivate executives.

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Thoughtfully Calibrate Competitive Pay Levels—We set compensation levels to be commensurate with those of executives performing similar responsibilities for an appropriate group of peer companies. Our NEOs’ compensation levels can vary by individual based upon:

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Skill + Experience: The executive’s skill and experience in the position, both overall and with the Company.

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Performance: The performance of the executive and the functions the executive oversees.

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Internal Relativity: The amount that we pay our other executives.

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Market Competition: The competition in the marketplace for the talents of the executive.

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Ensure a Balanced Approach to Compensation—We balance the components of our executives’ total rewards.

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Our incentive programs provide compensation in the form of both annual cash and multi-year equity awards to reward both short- and long-term performance.

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Each year, we review the allocation of total compensation between cash and equity awards in comparison to our peer group to assist in determining the compensation of our executives, in total and by component.

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Long-term equity awards represent the largest component of our NEOs’ incentive compensation, as we describe in the section below entitled “LTIP.”

COMPENSATION REVIEW PROCESS
Role of the Compensation Committee of the Board
The Board appoints the Compensation Committee, which acts on behalf of the Board. The Committee establishes and periodically reviews our compensation philosophy and the adequacy of compensation plans and programs for executives. The section entitled “Our Board of Trustees” in this proxy statement describes other responsibilities of the Committee.
Following recommendations by the Committee, the independent members of the Board must approve NEO compensation decisions for them to be enacted. The Board is responsible for oversight of the Committee’s activities, except where the Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any of our other resources the Committee requires to carry out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel or other advisors.
Use of Independent Consultants
In determining executive compensation, the Compensation Committee makes use of advice, guidance and analyses provided, at its request, by the external consultants, Ferguson Partners Consulting, L.P. (“FPC”). The Committee reviewed the independence of FPC’s advisory role relative to the consultant independence factors adopted by the SEC to guide compensation committees of listed companies in determining the independence of their compensation consultants, legal counsel, and other advisors. Following its review, the Committee concluded that FPC has no conflicts of interest in providing the Committee with objective and independent executive compensation advisory services. FPC provided data relevant to reviewing executive compensation, discussions of compensation practices and observations to the
2023 Proxy Statement      29

Compensation Discussion and Analysis
Committee regarding compensation programs and pay levels. FPC did not perform any work for the Company at the direction of management during 2022. As appropriate, the Committee meets with its independent consultant in executive session without management present.
Role of Management
The CEO meets with the Compensation Committee to review our compensation philosophy, present analyses based on the Committee’s requests and discuss the Committee’s compensation recommendations to the Board. The CEO presents management’s perspective on business objectives, discusses the effect of business results on compensation recommendations, reviews executive compensation data and discusses the other NEOs’ performance.
Our Director of Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee, and assists the Chairman of the Compensation Committee in preparing agendas for Committee meetings.
Our CEO and Director of Human Resources attend Compensation Committee meetings, but do not attend portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO’s compensation.
COMPENSATION COMPARISONS
To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. We do not base our NEO pay levels solely on their relationship to those of our peers. We use market data to help confirm that our pay practices are appropriate. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within this peer group, we then focus on executives with responsibilities similar to those of our executives. To provide data for this analysis, FPC obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.
During 2022, the Compensation Committee worked with FPC to review the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. We evaluated companies for inclusion based upon business focus, product mix, market capitalization, total capitalization, geographic location and overall balance and composition of the group. Following this analysis, the Compensation Committee determined that the 2021 peer group remained appropriate, with the addition of Empire State Realty Trust, Inc. in place of Columbia Property Trust, which was acquired in late 2021.
The peer group of 14 included the following companies, representing a combination of publicly traded office, industrial and diversified REITs, with a heavier weighting on office companies:

American Assets Trust, Inc. (ticker: AAT)
Brandywine Realty Trust (ticker: BDN)
Cousins Properties Incorporated (ticker: CUZ)
Douglas Emmett, Inc. (ticker: DEI)
Easterly Government Properties, Inc. (ticker: DEA)
Elme Communities (ticker: ELME)(1)
Empire State Realty Trust, Inc. (ticker: ESRT)
Highwoods Properties, Inc. (ticker: HIW)
Hudson Pacific Properties, Inc. (ticker: HPP)
JBG Smith Properties (ticker: JBGS)
Kilroy Realty Corporation (ticker: KRC)
Piedmont Office Realty Trust, Inc. (ticker: PDM)
STAG Industrial, Inc. (ticker: STAG)
Veris Residential, Inc. (ticker: VRE)

(1)
Formerly Washington Real Estate Investment Trust.

At the time our Compensation Committee reviewed the market data in August 2022, we ranked at the 50th percentile of the peer group in total capitalization and at the 60th percentile of implied equity market capitalization.
For purposes of reviewing NEO total compensation relative to competitive practices, FPC provided peer group compensation data to the Compensation Committee. The Compensation Committee compared our NEO base salaries, AIAs, LTIP awards and total compensation to information for comparable positions in each of the peer group companies. FPC provided detailed information at the 25th, 50th and 75th percentiles to assist the Committee in understanding how our executive compensation compared to that of our peers.
Consistent with our practice in prior years, FPC also conducted a comprehensive pay for performance assessment of our executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives.
30      Corporate Office Properties Trust

Compensation Discussion and Analysis
BASE SALARY
Base salary is the fixed element of pay intended to attract and retain executives. We determine our NEOs’ base salaries with consideration of their scope of responsibilities, individual skills, and experience. They are eligible for periodic increases in their base salary as a result of individual performance. The Committee also considers peer group data, relativity between the NEOs and budget considerations.
Annual base salary actions in 2022 are shown below:
	Base Salary as of December 31,
Name of Executive	2021	2022	% Increase
Stephen E. Budorick	$750,000	$775,000	3.3%
Todd Hartman	$425,000	$447,000	5.2%
Anthony Mifsud	$446,000	$456,000	2.2%
The Board determined that the salary levels, including increases that were effective January 1, 2022, appropriately reflected Messrs. Budorick’s, Hartman’s and Mifsud’s respective levels of tenure, contributions and responsibility in the Company based on a comparison to market data and to their peers.
AIAs
We used a scorecard approach to drive the achievement of strategic corporate objectives, measure Company performance and determine the executives’ AIAs. This approach rewards our executives for the achievement of strategic objectives, thereby creating long-term value for our shareholders.
There are four established achievement levels for each objective within the scorecard:
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Threshold [50% of Target Payout]: If we do not achieve threshold level performance of the weighted average of the scorecard objectives, then we will not pay executive AIAs.

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Target [100% of Target Payout]: Approximates management’s estimate of the related objective as set forth in the annual budget approved by the Board; this level of performance is intended to be challenging, yet attainable.

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High [150% of Target Payout]: Intended to be attainable with superior performance.

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Maximum [200% of Target Payout]: Only available as a score for each specific objective, which if achieved is included in the weighted average result. This level is intended to capture outstanding performance that is difficult to attain.

The aggregate scorecard outcome is limited to the high achievement level of 150%. Actual awards are determined once we finalize actual results and performance with respect to these objectives and are interpolated between performance levels as appropriate. The Committee retains the authority to recommend to the Board increases or decreases to AIAs at its discretion.
2022 AIA Objectives
The Committee, with the assistance of management, developed the 2022 corporate scorecard using our Board- approved annual budget and information regarding other related business and operations initiatives, including guidance provided to the investment community, and considering the market environment for our business. The scorecard consists of three categories of corporate objectives weighted as follows:
Financial Measures—60%
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Our target financial measures for 2022 were the following:

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Diluted FFO per share, as adjusted for comparability (“FFO per share”) of $2.34 (35%), which represented the midpoint of our 2022 guidance;

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Same Properties cash NOI decrease of 1.10% from 2021 (15%); and

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Net debt to in-place adjusted EBITDA ratio at year end (“debt ratio”) of 6.21x (10%).

2023 Proxy Statement      31

Compensation Discussion and Analysis
FFO per share measures management’s effectiveness in executing the business plan. FFO per share and Same Properties cash NOI are measures frequently used by equity REITs to evaluate performance. Same Properties cash NOI growth measures internal growth in our existing real estate portfolio. We use these measures because we believe they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budget. The year-over-year decrease to 2022 target Same Properties cash NOI was established at the midpoint of our guidance and reflected the impact of two large tenant move-outs and a rent reset at renewal for a large tenant, the impact of which we strove to limit to the percentage of the target amount or lower. Further, we believe that growth in the two operating measures in the long-term contributes to an increase in shareholder value and, as a result, that linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders. We use the debt ratio to evaluate debt levels relative to our operating performance.
Development Leasing Volume—30%
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This objective focused our efforts on leasing 775,000 square feet in development properties. A key business strategy focus of ours is growth through low-risk, new property development to increase the Company’s overall value. This objective incentivized our executives to maximize the value of our development pipeline, thereby increasing the Company’s value to its shareholders.

Core Portfolio Year-End Occupancy—10%
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This objective related to achievement of target year-end occupancy of 92.7% in what we identified as our core portfolio, which includes our Defense/IT Locations and Regional Office properties. We believe that this objective incentivized efforts toward leasing of vacant space and renewals, which further supports future cash flow and net asset value growth.

The Committee evaluated the achievement of our 2022 corporate objectives to assess the NEOs’ performance, which resulted in Messrs. Budorick’s, Hartman’s and Mifsud’s calculated AIAs. All three NEOs’ AIAs were based solely on corporate objectives for 2022. We believe that allocating 100% of each NEO’s AIA to corporate objectives aligns their short-term incentive awards with Company achievement, therefore benefiting our shareholders.
2022 AIA Targets
The Committee sets target payouts in consideration of peer levels and differentiation between the NEOs. This is the level paid when the Company achieves target performance. Exceptional performance is required to earn an above target payout. The table below sets forth the 2022 potential award payouts as a percentage of the executive’s 2022 base salary, which was established in November 2021:
	2022 AIA Opportunity as a % of Base Salary
Name of Executive	Threshold Level	Target Level	High Level
Stephen E. Budorick	65.0%	130.0%	195.0%
Todd Hartman	57.5%	115.0%	172.5%
Anthony Mifsud	57.5%	115.0%	172.5%
While our NEOs’ AIAs are based 100% on achievement of the corporate objectives, the actual award payout can be influenced by other factors identified at the Committee’s discretion.
32      Corporate Office Properties Trust

Compensation Discussion and Analysis
2022 AIA Results
Following is the scorecard reflecting final 2022 results:
Objective	Weighting %	Threshold Level	Target Level	High Level	Maximum Level	Actual Results, as Adjusted(1)	Achievement %	Weighted Results %
Financial Measures
FFO per share	35%	$2.30	$2.34	$2.38	$2.42	$2.36	125.0%	43.8%
Same Properties cash NOI change	15%	(2.10)%	(1.10)%	(0.10)%	0.90%	(1.02)%	104.0%	15.6%
Debt ratio	10%	6.41x	6.21x	6.01x%	5.81x%	6.01x	150.0%	15.0%
Development leasing volume(2)	30%	575	775	975	1,175	802	106.8%	32.0%
Core portfolio year end occupancy	10%	91.7%	92.7%	93.7%	94.7%	92.8%	105.0%	10.5%
	100%					Calculated Results		116.9%
						Final Results		116.9%

(1)
Actual results reflect adjustments discussed below.

(2)
Presented in thousands of square feet.

The Committee deemed it appropriate to make adjustments to actual results to reflect certain 2022 Company activities that were completed in January 2023, including adjustments to: (1) Same Properties cash NOI and debt ratio for the effect of a disposition of interests in three properties that closed on January 10, 2023; and (2) development leasing volume to include a lease agreed to in December 2022 and executed by the tenant in January 2023. The weighted objective outcomes of the adjusted amounts resulted in achievement at 116.9% of target for our corporate objectives. The Committee elected to pay the NEO AIAs at the 116.9% level without implementing any additional discretionary adjustments.
The table below shows the actual AIAs for 2022, reflective of calculated achievement of our annual scorecard goals:
Name of Executive	Base Salary	AIA % of Salary at Target	Corporate Objectives Achievement %	Actual AIA Award	Actual Payout as a % of Salary
Stephen E. Budorick	$775,000	130%	116.9%	$1,177,768	152.0%
Todd Hartman	$447,000	115%	116.9%	$600,924	134.4%
Anthony Mifsud	$456,000	115%	116.9%	$613,024	134.4%
LTIP
We design our LTIP awards to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, we believe that they also encourage the executives to remain with the Company.
The Board awarded the NEOs’ 2022 LTIP awards in the following proportions, consistent with those of prior years:
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Performance-Based: The Board awarded 60% of our NEOs’ LTIP awards in the form of performance-based equity, which aligns their interests with those of our shareholders.

The number of awards earned at the end of the program’s three-year performance period depends entirely on TSR relative to our performance peer group, as defined in the respective award agreements. If our results are in the bottom quartile, the NEOs will not earn any equity. If our results are in the top quartile, NEOs earn 100% of the awards granted (200% of target award). If our TSR during the measurement period is negative, the maximum number of shares or units that may be earned is limited to 50% of the awards granted (100% of target award), regardless of our achievement relative to the peer group. We believe that the performance-based plan further motivates our executives to achieve strong returns over an extended period.
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Time-Based: The Board awarded the remaining 40% of the NEOs’ LTIP awards in the form of time-based equity, with a three-year ratable vesting period. We believe this portion of their award reinforces our goal of retention, in addition to incenting our executives to increase shareholder value over an extended timeframe.

2023 Proxy Statement      33

Compensation Discussion and Analysis
The Committee believes that awarding a majority of NEO LTIP awards in the form of performance-based grants provides for the following:
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Alignment of Executives with Shareholders: Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused on relative TSR;

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Retention: Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;

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Pre-Determined Levels: Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and

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Distribution Timing: Distributions are accrued but not paid out on these awards until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance, notwithstanding nominal distributions for performance-based profit interest units made for tax qualification purposes.

Profit Interest Unit Compensation
The Compensation Committee grants our NEOs the option to select equity compensation in the form of Profit Interest Units (“PIUs”). PIUs are long-term incentive units in our operating partnership, Corporate Office Properties, L.P. (the Operating Partnership”) as set forth under our 2017 Omnibus Equity Incentive Plan. Award value levels for each NEO are approved by the Board, and do not change as a product of an NEO’s selection of PIUs. PIUs may be subject to vesting requirements, as determined prior to grant.
The partnership always maintains a one-to-one correspondence between PIUs and common units in our Operating Partnership (“common units”) for conversion, distribution, and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the PIUs to maintain such correspondence upon the occurrence of specified adjustment events. A PIU automatically converts to a common unit upon vesting, and when the stock price is greater than the price at issuance at the time of an adjustment event. Once converted, the holder of a common unit will have all rights set forth in the partnership agreement.
The Compensation Committee granted two types of PIUs in 2022: time-based profit interest units (“TB-PIUs”) and performance-based profit interest units (“PB-PIUs”), which are substantially like time-based RSs and performance- based performance share units (“PSUs”), respectively. Holders of TB-PIUs will receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share dividends on our common shares. Holders of PB-PIUs receive quarterly per-unit distributions equal to 10% of the distributions made with respect to the equivalent number of common units in our Operating Partnership. This form of equity compensation and the distributions made during the unvested period is typical for REITs.
Performance-Based Equity Awards Made in 2022
On January 1, 2022, the Board granted performance-based equity to the NEOs valued at 60% of their 2022 LTIP awards. All three NEOs elected to receive the entirety of their performance-based awards in PB-PIUs as set forth below:
Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	PB-PIU % of Total Target Equity	Target Award Value of PB-PIUs	Number of PB-PIUs Awarded(2)	Fair Value of PB-PIUs Awarded(3)
Stephen E. Budorick	$775,000	415%	60%	$1,929,754	139,736	$2,296,561
Todd Hartman	$447,000	200%	60%	$536,408	38,842	$638,368
Anthony Mifsud	$456,000	215%	60%	$588,251	42,596	$700,065

(1)
The Board approved increasing Mr. Budorick’s total target long-term equity award percentage of base salary from 400% to 415% and Mr. Hartman’s from 195% to 200% for the 2022 awards.

(2)
The number of PB-PIUs granted represents the maximum potential award, which is 200% of the target award associated with the grant, divided by the 15-day trailing average closing price of our common shares as of the date of grant of $27.62.

(3)
Fair value of PB-PIUs awarded is calculated by multiplying PB-PIUs granted by the Monte Carlo Fair Value of $16.435 per PB-PIU (or $32.87 per target award).

34      Corporate Office Properties Trust

Compensation Discussion and Analysis
The Board seeks to provide compensation opportunities that will attract, retain, and motivate superior executive personnel. During our annual review of peer compensation data related to LTIP awards, we developed these target award percentages using a broad perspective and multiple data points, including peer long-term equity award data, our desire to differentiate between NEOs and the total target compensation to be delivered to NEOs.
These grants have a performance period that began on January 1, 2022 and will conclude on the earlier of (1) December 31, 2024, (2) the date of a change in control or (3) the date of a qualified termination.
The actual number of common units that we distribute at the end of the performance period (“earned PB-PIUs”) will be determined based on the percentile rank of our TSR relative to those of the component companies in the FTSE Nareit All Equity REITs Index. We believe that this is the practice used by most of the companies in our peer group since it stabilizes the size of the TSR comparison group and maintains the peer group’s integrity for a pure compensation comparison.
We use interpolation between points, with the exception that if our TSR during the measurement period is negative, the maximum number of PB-PIUs that may be earned notwithstanding relative TSR achievement above the target level is limited to 50% of the PB-PIUs granted (100% of target award):
Percentile Rank	Earned PB-PIUs Payout %
75th or greater	100% of PB-PIUs granted
50th (target)	50% of PB-PIUs granted
25th	25% of PB-PIUs granted
Below 25th	0% of PB-PIUs granted
At the end of the performance period we will issue, in settlement of the award, a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and issue equity equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date over (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares on the settlement date. PIUs do not carry voting rights.
The performance period for PB-PIUs granted to NEOs on January 1, 2020 ended on December 31, 2022. Our positive TSR over the three-year performance period ranked at the 100th percentile relative to our peers’ TSR, resulting in a payout of 200% of the target award to Messrs. Budorick and Mifsud in 2023. Mr. Hartman joined us in late 2020 and was not a participant in the LTIP for this performance period.
If a performance period ends due to a change in control or qualified termination, the performance-based program terminates and any payout to the executives is prorated based on the portion of the three-year performance period that has elapsed. We believe that this feature of the program is appropriate, as it would only compensate our executives for the time worked and the results achieved to-date. If the employee terminates their employment, or we terminate employment for cause, the NEO forfeits all PB-PIUs.
Time-Based Equity Awards Made in 2022
In November 2021, the Board approved NEO grants of time-based equity awarded March 1, 2022, which were valued at 40% of their respective LTIP awards. All three NEOs elected to receive the entirety of this equity in TB-PIUs as set forth below:
Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	TB-PIU % of Total Target Equity	Value of TB-PIUs Awarded	Number of TB-PIUs Awarded
Stephen E. Budorick	$775,000	415%	40%	$1,286,493	48,419
Todd Hartman	$447,000	200%	40%	$357,606	13,459
Anthony Mifsud	$456,000	215%	40%	$392,173	14,760

(1)
The Board approved increasing Mr. Budorick’s total target long-term equity award percentage of base salary from 400% to 415% and Mr. Hartman’s from 195% to 200% for the 2022 awards.

2023 Proxy Statement      35

Compensation Discussion and Analysis
Prior to vesting, TB-PIUs carry substantially the same rights to distributions as non-PIU common units. The annual time-based equity awards vest in equal increments over a three-year period if the NEO remains employed by the Company. The value of time-based equity awarded was determined using the closing price on the NYSE of our common shares on the grant date.
2023 COMPENSATION PROGRAM UPDATES
Based on our commitment to align pay and performance, the following actions will occur, or have already occurred, for 2023:
>
AIAs: The 2023 AIA plan will use our performance scorecard measurement process with emphasis on key business growth drivers and a continued focus on the achievement of financial and operational goals.

>
LTIP Awards: We will continue to provide the majority of our NEOs’ LTIP awards in the form of performance- based equity and the balance will be in the form of time-based equity awards. We granted Mr. Budorick and Mr. Mifsud LTIP awards in the following proportions: 60% in the form of PB-PIUs awarded on January 1, 2023; and 40% in the form of TB- PIUs awarded on March 1, 2023.

>
Performance-Based Equity Peer Group: The Compensation Committee chose to use the Office Property Sector of the FTSE Nareit All Equity REITs Index for the 2023 program relative TSR measurement, consistent with 2022.

RETIREMENT BENEFITS
We design our retirement benefits to assist our executives in accumulating sufficient wealth to provide income during retirement years. We intend the retirement benefits to attract and retain executives and to encourage such executives to save money for retirement, while allowing us to maintain a competitive cost structure. Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 4% on the first 6% of participant pre-tax and/or after-tax contributions to the plan.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
We do not enter into executive employment agreements with our NEOs. Consistent with best practice, we use a Change in Control and Severance (“CIC”) Plan for our NEOs. The CIC Plan provides for a severance package in the event of the termination of the executive’s employment (1) within 12 months of a change in control of the Company, as defined in the CIC Plan, or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation, and confidentiality covenants, and must deliver a release of claims against the Company to receive payments and benefits under the CIC Plan. We believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that we can retain the appropriate knowledge and expertise needed during a CIC. We also believe that having the CIC Plan encourages the continued dedication of the executives evaluating potential transactions involving the Company that might result in a change in control.
Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, we must protect our real estate interests in each of our major markets. For this reason, the CIC Plan includes a non-compete provision for a 12-month period following termination of employment.
OTHER BENEFITS AND PERQUISITES
As employees, our executives are eligible to participate in employee benefit programs available to our other employees, including medical, dental, life and disability insurance, as well as participation in an Executive Wellness Program. As with all other employees of the Company, our executives also receive a monetary award for achieving service anniversary milestones. The value of these benefits that executives may receive is essentially equivalent to that offered to the broader management and/or employee group and is included in the tables entitled “Summary Compensation Table” and “All Other Compensation.” As demonstrated by the provisions of our CIC Plan, we do not enter into agreements that contain perquisites that may be considered poor pay practices.
36      Corporate Office Properties Trust

Compensation Discussion and Analysis
TAX COMPLIANCE POLICY
Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includable in an employee’s income when no longer subject to a substantial risk of forfeiture unless certain requirements are met. If the requirements under Section 409A of the Code are not met, an employee could be subject to additional taxes, interest, and penalties. We, with the assistance of external counsel, continuously review our various executive compensation and benefits plans and arrangements to ensure compliance with Section 409A of the Code.
Under Sections 280G of the Code, a corporation will be denied an income tax deduction on any “excess parachute payments” made to certain executives in connection with a change in control, and the executives receiving such excess parachute payments will be subject to a non-deductible 20% excise tax, in addition to regular federal and state income tax. The Compensation Committee considers the impact of Section 280G of the Code on our compensation plans and arrangements with our NEOs and none of our plans provide for an excise tax gross-up pursuant to Section 280G of the Code.
EXECUTIVE OWNERSHIP AND CAPITAL ACCUMULATION
We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. Therefore, we have the following share ownership guidelines for our Trustees and NEOs:
Role	Value of Common Shares to be Owned
Trustees	5 times annual retainer for four quarterly meetings
CEO	6 times base salary
COO	3 times base salary
CFO	3 times base salary
The ownership guidelines generally include common shares beneficially owned by the respective individuals, certain share equivalents under Company sponsored plans and units in our Operating Partnership owned by such individuals including unvested RSs and TB-PIUs, although the guidelines exclude outstanding PSUs and PB-PIUs, and any shares or securities pledged as collateral for a loan. Newly appointed independent Trustees and covered NEOs have five years to comply with these guidelines from their date of appointment or promotion and may not sell any Company-granted equity (i.e. must hold all granted equity) during the accumulation timeframe. As of the date of this Proxy, our NEOs and Trustees either met the applicable share ownership guidelines or were within the accumulation timeframe.
CLAWBACK POLICY
In January 2012, the Board adopted a clawback policy applicable to our executive officers and other senior employees (“Key Covered Employees”). The policy allows for the recoupment of incentive awards (including AIA and LTIP awards) in the event that the Company is required to restate its financial statements due to: material noncompliance of the Company with financial reporting requirements under securities laws; intentional misconduct; a material violation of the Company’s Code of Business Conduct and Ethics; or other events as the Board of Trustees may designate as a recoupment event. Key Covered Employees may be subject to recoupment even if they were not directly involved in a particular recoupment event, as determined by the Board of Trustees.
TRADING CONTROLS
We require our executives and Trustees to receive the permission of our General Counsel and Secretary prior to entering into transactions in our shares or share equivalents. Executives and Trustees are subject to blackout periods on the trading of our shares for a period of time beginning at each quarter-end and a period following the release of financial results for each quarter-end.
Executives and Trustees bear full responsibility if they violate our Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by our General Counsel or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities or pledging our shares. Subject to the terms of the policy, Executives and Trustees may not hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan or enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.
2023 Proxy Statement      37

Compensation and Risk
Compensation and Risk
We reviewed the elements of executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:
>
significant weighting toward long-term equity compensation discourages short-term risk taking;

>
vesting schedules for time and performance-based equity cause management to have a significant amount of unvested awards at any given time, which creates longer term perspectives and focus;

>
performance goals are set based on a business plan approved by the Board, and their achievement does not automatically entitle management to AIAs or LTIP awards, which are at the discretion of the Board;

>
the Board exercises approval rights over significant investment decisions that could expose us to long-term risks;

>
share ownership guidelines require management to hold a certain amount of our stock such that the NEOs’ interests are aligned with shareholders; and

>
our clawback policy allows us to recoup incentive awards paid to executives and certain other key employees in the event such recoupment is warranted.

Accordingly, our executives and Board concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.
38      Corporate Office Properties Trust

Summary Compensation Table
The following table summarizes the compensation earned in 2022, 2021 and 2020 by our NEOs:
Name and Principal Position	Year	Salary(1)	Equity-Based Compensation Awards(2)	Non-Equity Incentive Plan Compensation(3)	Bonus(4)	All Other Compensation(5)	Total
Stephen E. Budorick President + CEO	2022	$774,038	$3,583,054	$1,177,768	$—	$12,200	$5,547,060
	2021	$749,712	$3,278,200	$1,462,500	$—	$12,150	$5,502,562
	2020	$751,923	$2,741,199	$1,044,290	$—	$11,400	$4,548,812
Todd Hartman(6) EVP + COO	2022	$446,154	$995,974	$600,924	$—	$12,200	$2,055,252
	2021	$425,000	$905,614	$733,125	$115,385	$9,836	$2,188,960
	2020	$24,519	$616,988	$—	$9,615	$—	$651,122
Anthony Mifsud EVP + CFO	2022	$455,615	$1,092,238	$613,024	$—	$13,224	$2,174,101
	2021	$445,946	$1,047,816	$769,350	$—	$11,600	$2,274,712
	2020	$455,478	$924,756	$575,718	$—	$12,179	$1,968,131

(1)
Messrs. Budorick’s and Mifsud’s salaries for 2020 included 27 biweekly pay periods, one more than a typical year, due to the timing of our pay calendar.

(2)
Represents the grant date fair value of performance- and time-based equity awarded during the calendar year. The settlement value of performance-based awards, if any, will be realized by the executive at the end of the defined performance period based on relative TSR return over such period of performance. See Notes 2 and 14 to our consolidated financial statements included in our Annual Report for the year ended December 31, 2022 for additional information regarding performance- and time-based equity awards.

(3)
Represents AIAs paid in 2023, 2022 and 2021 determined by actual performance against the pre-established objectives as compensation for services performed during 2022, 2021 and 2020, respectively.

(4)
Mr. Hartman was granted a new hire cash bonus in 2020 in the total amount of $125,000, which he received ratably on a biweekly basis over a one-year period, that was contingent upon his remaining employed by the Company.

(5)
Refer to the table below entitled “All Other Compensation” for details on these amounts, which include programs available to all employees, including Company match on employee contributions to the 401(k) plan, credits towards benefits premiums for achieving wellbeing points the prior year and milestone service awards received for attaining a certain length of employment with the Company.

(6)
Mr. Hartman resigned from the Company effective March 2, 2023.

All Other Compensation
Name	Year	Matching of Contributions to 401(k) Plans	Other	Total
Stephen E. Budorick	2022	$12,200	$—	$12,200
	2021	$11,600	$550	$12,150
	2020	$11,400	$—	$11,400
Todd Hartman	2022	$12,200	$—	$12,200
	2021	$9,785	$51	$9,836
	2020	$—	$—	$—
Anthony Mifsud	2022	$12,200	$1,024	$13,224
	2021	$11,600	$—	$11,600
	2020	$11,400	$779	$12,179
2023 Proxy Statement      39

2022 Grants of Plan-Based Awards
The following table sets forth information about equity and non-equity awards granted to the NEOs for 2022:
Name	Type	Grant Date	Date of Board Action(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($)(3)(4)(5)
				Threshold	Target	High	Threshold	Target	Maximum
Stephen E. Budorick	AIA		11/17/2021	503,750	1,007,500	1,511,250
	PB-PIU	1/1/2022	11/17/2021				34,934	69,868	139,736		2,296,561
	TB-PIU	3/1/2022	11/17/2021							48,419	1,286,493
Todd Hartman	AIA		11/17/2021	257,025	514,050	771,075
	PB-PIU	1/1/2022	11/17/2021				9,710	19,421	38,842		638,368
	TB-PIU	3//1/2022	11/17/2021							13,459	357,606
Anthony Mifsud	AIA		11/17/2021	262,200	524,400	786,600
	PB-PIU	1/1/2022	11/17/2021				10,649	21,298	42,596		700,065
	TB-PIU	3/1/2022	11/17/2021							14,760	392,173

(1)
Represents the date on which the Board established the range of potential AIAs for 2022 performance by NEOs employed on January 1, 2022. We made all 2022 performance- and time-based grants following the establishment of the range of awards under the LTIP for NEOs employed as of that date.

(2)
As described in the section entitled “Compensation Discussion and Analysis,” the Board approved AIAs for the NEOs, as a percentage of base salary, for three levels of aggregate performance. These columns show the estimated future payouts of AIAs for the three aggregate levels of performance approved by the Board for 2022, as converted from the percentages of 2022 base salary.

(3)
The maximum column reflects the PB-PIU awards made under the LTIP granted by the Board effective on the dates indicated in the Grant Date column. The threshold and target columns reflect the estimated payout at those levels as indicated by the terms of the award agreements described in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The actual awards issued will be a function entirely of our TSR performance over the defined performance period relative to that of peer comparator companies. At the end of the performance period, we will issue, in settlement of the award, a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and issue additional vested PIUs equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to the vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date over (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares on the settlement date.

(4)
This column reflects the TB-PIUs granted under the LTIP. The TB-PIUs granted to the NEOs on March 1, 2022 vest as the individual remains with the Company in equal annual installments over a three-year period.

(5)
The grant date fair value of PB-PIUs on January 1, 2022 was $32.87 per target award as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $27.97; expected volatility for our common shares of 31.7%; and risk-free interest rate of 0.98%. The grant date fair value of TB-PIUs granted on March 1, 2022 was calculated using the closing price of our common shares on the NYSE of $26.57 on March 1, 2022.

40      Corporate Office Properties Trust

Outstanding Equity Awards at December 31, 2022
The table below provides information about unvested time- and performance-based equity as of December 31, 2022 for the NEOs.
		Stock Awards
Name	Grant Date	Number of Time-Based Equity Awards That Have Not Vested(1)	Market Value of Time-Based Awards That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units ($)(4)
Stephen E. Budorick	3/1/2020	13,353	346,377	—	—
	1/1/2021	—	—	148,973	3,864,360
	3/1/2021	30,770	798,174	—	—
	1/1/2022	—	—	72,238	1,873,854
	3/1/2022	48,419	1,255,989	—	—
Todd Hartman	12/1/2020	13,959	362,096	—	—
	1/1/2021	—	—	41,155	1,067,561
	3/1/2021	8,500	220,490	—	—
	1/1/2022	—	—	20,080	520,875
	3/1/2022	13,459	349,126	—	—
Anthony Mifsud	3/1/2020	4,505	116,860	—	—
	1/1/2021	—	—	47,617	1,235,185
	3/1/2021	9,835	255,120	—	—
	1/1/2022	—	—	22,021	571,225
	3/1/2022	14,760	382,874	—	—

(1)
This column represents the number of TB-PIUs awarded. The forfeiture restrictions on these awards that were unvested on December 31, 2022 lapsed or were scheduled to lapse on the following dates:

>
Granted 3/1/2020—Fully vested on 3/1/2023.

>
Granted 12/1/2020—One-third was scheduled to vest on each of 12/1/2023, 12/1/2024 and 12/1/2025.

>
Granted 3/1/2021—One-half vested on 3/1/2023 and the remaining one-half is scheduled to vest on 3/1/2024.

>
Granted 3/1/2022—One-third vested on 3/1/2023 and one-third is scheduled to vest on each of 3/1/2024 and 3/1/2025.

Mr. Hartman’s unvested awards as of March 2, 2023 were terminated in connection with his resignation from the Company.
(2)
This column represents the value of TB-PIUs awarded. The value is calculated by multiplying the number of awards subject to vesting or issuable by $25.94, the closing price of our common shares on the NYSE on December 30, 2022, the last trading day of the year.

(3)
The amount reported in this column represents the number of common shares that would be issuable in settlement of the PB-PIUs at estimated achievement level as of December 31, 2022, which is maximum for 2021 awards and target for 2022 awards, including the effect of aggregate excess distributions declared through December 31, 2022 for 2021 and 2022 awards as described further below. The PB-PIUs have performance periods beginning on January 1, 2021 and January 1, 2022, respectively, and concluding on the earlier of: (1) December 31, 2023 and December 31, 2024, respectively; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, “qualified termination”); or (3) the date of a sale event. At the end of the performance period we will issue, in settlement of the award, fully vested PIUs equal to the number of earned awards in settlement of the award plan plus additional vested PIUs equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date over (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares on the settlement date. Mr. Hartman’s unvested awards as of March 2, 2023 were terminated in connection with his resignation from the Company.

(4)
This column represents the market value of PB-PIU awards. The value is calculated by multiplying the number of fully vested PIUs that would be issuable in settlement of the earned awards at the applicable level of performance, as reported in the previous column, by $25.94, the closing price of our common shares on the NYSE on December 30, 2022, the last trading day of the year.

2023 Proxy Statement      41

Stock Vested in 2022
The table below provides information about the value realized on TB-PIUs and PB-PIUs that vested during 2022 for the NEOs:
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Stephen E. Budorick	145,491	$3,784,822
Todd Hartman	8,903	$240,606
Anthony Mifsud	48,582	$1,263,721

(1)
The amount in this column is comprised of vested equity from the following: Mr. Budorick: 39,945 TB-PIUs and 105,546 PB-PIUs; Mr. Hartman: 8,903 TB-PIUs; and Mr. Mifsud: 12,976 TB-PIUs and 35,606 PB-PIUs. PB-PIUs included in this column represent actual payout of 200% of the January 1, 2020 award targets that vested on December 31, 2022 and were settled on February 1, 2023.

(2)
Value realized on vesting of TB-PIUs is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of shares vesting. Value realized on vesting of PB-PIUs is calculated by multiplying the vested PIUs, as reported in the previous column, by $25.94, the closing price of our common shares on the NYSE on December 30, 2022 (the last trading day of the performance period). This value excluded cash payments for the aggregate distributions that would have been paid on the vested PIUs issued in settlement of the 2020 PB-PIUs through the settlement date had such vested PIUs been issued on the grant date of the PB-PIUs, net of 10% tax-related distributions provided during the unvested period, of $313,472 to Mr. Budorick and $105,751 to Mr. Mifsud. These 2020 PB-PIUs were settled on February 1, 2023.

Nonqualified Deferred Compensation
Our current NEOs do not participate or have balances in the Company’s nonqualified deferred compensation plan.
CEO Pay Ratio
We are required by the SEC to disclose the ratio of the total 2022 compensation of our CEO, Mr. Budorick, to the annual compensation for 2022 of our median employee. We selected our median employee based on the 394 full- and part-time employees, excluding Mr. Budorick, employed as of December 31, 2022. We calculated the annual total compensation of all employees using W-2 and employee record information without any cost-of-living adjustments, and included the following compensation elements: salary, including overtime; non-equity incentive plan compensation; equity-based compensation awards; bonus payments; and the elements disclosed in the All Other Compensation table for our NEOs. Per the Summary Compensation Table, Mr. Budorick’s total compensation in 2022 was $5,547,060 and the median employee’s was $111,084. The ratio of Mr. Budorick’s total 2022 compensation to the total annual compensation for 2022 of our median employee was 49.9 to 1.
42      Corporate Office Properties Trust

Pay-Versus-Performance
The following table summarizes our financial performance and the compensation actually paid to our NEOs for 2022, 2021 and 2020, respectively:
					Value of Initial Fixed $100 Investment Based on(4)
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Compensation Actually Paid to Non- CEO NEOs(2)	COPT Total Shareholder Return	FTSE Nareit All Equity REITs Index (Peer Group) Total Shareholder Return(5)	Net Income	FFO per Share(6)
2022	$5,547,060	$8,518,704	$2,114,677	$2,814,964	$101.30	$100.62	$178,822	$2.36
2021	$5,502,562	$7,170,639	$2,231,836	$2,539,830	$104.64	$134.06	$81,578	$2.29
2020	$4,548,812	$4,844,929	$1,405,232	$550,795	$91.81	$94.88	$102,878	$2.12

(1)
Represents the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Budorick.

(2)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. Reconciliations of the adjustments for Mr. Budorick and for the average of the non-CEO NEOs are set forth following the footnotes to this table.

(3)
Represents the average of the total compensation reported in the Summary Compensation Table for the applicable year for our NEOs other than Mr. Budorick, including: for 2022 and 2021, Mr. Mifsud, our EVP + CFO, and Mr. Hartman, our EVP + COO during those years; and for 2020, Mr. Mifsud and Mr. Hartman (who served as our EVP + COO in November and December 2020), and Mr. Paul R. Adkins, who served as our EVP + COO until March 16, 2020.

(4)
Pursuant to SEC rules, the total shareholder return (“TSR”) comparison assumes $100 was invested on December 31, 2019 in either our common shares or common equity of the peer group.

(5)
Pursuant to SEC rules, we are utilizing the FTSE Nareit All Equity REITs index for TSR comparison within our Pay-Versus-Performance disclosure as the peer group, as it is the index utilized within our Annual Report on Form 10-K.

(6)
We consider the most important financial measure in linking our pay to performance to be FFO per share, which is the highest weighted objective in our AIA program.

The table below reconciles the amounts reported above for NEO Summary Compensation Table amounts to the amounts reported above as compensation actually paid:
	CEO			Non-CEO NEOs
	2022	2021	2020	2022	2021	2020
Summary Compensation Table Total Compensation	$5,547,060	$5,502,562	$4,548,812	$2,114,677	$2,231,836	$1,405,232
Subtract: Grant Date Fair Value of Awards in Year(1)	(3,583,054)	(3,278,200)	(2,741,199)	(1,044,106)	(976,715)	(822,167)
Add: Year End Fair Value of Outstanding and Unvested Awards Granted in Year(2)	4,228,174	3,454,244	2,552,887	1,232,094	1,029,165	489,327
Add/Subtract: Change in Fair Value of Outstanding and Unvested Prior Year Grants(3)	1,066,829	338,161	(73,623)	307,193	74,414	(7,703)
Add/Subtract: Change in Fair Value of Vested Prior Year Grants(4)	892,804	892,746	533,320	146,828	140,535	33,458
Subtract: Prior Year End Value of Grants Forfeited in Year(5)	—	—	—	—	—	(550,372)
Add: Dividends and Distributions on Stock Awards Not Included in Award Fair Value(6)	366,891	261,126	24,732	58,278	40,595	3,020
Compensation Actually Paid	$8,518,704	$7,170,639	$4,844,929	$2,814,964	$2,539,830	$550,795

(1)
Represents the fair value as of the indicated fiscal year of the outstanding and unvested stock awards granted during such fiscal year, as reported in the Summary Compensation Table.

(2)
Represents the fair value as of the end of the indicated fiscal year of the outstanding and unvested stock awards granted during such fiscal year.

(3)
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and remained outstanding and unvested as of the last day of the indicated fiscal year.

(4)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year, and vested during the indicated fiscal year.

2023 Proxy Statement      43

Pay-Versus-Performance
(5)
Represents the fair value as of the last day of the prior fiscal year of stock awards that were forfeited in the indicated fiscal year.

(6)
Represents the dividends and distributions paid in cash on stock awards in the indicated fiscal year not included in the award fair value, which applies to PSU and PB-PIU awards issued in 2018, 2019 and 2020 with a cash settlement feature for dividends or distributions on earned awards.

Relationship to Compensation Actually Paid
The graph set forth below illustrates the relationship of our NEO compensation actually paid to our TSR, as well as the relationship of our TSR to that of the peer group (the FTSE Nareit All Equity REITs index):
The graph set forth below illustrates the relationship of our NEO compensation actually paid to our net income:
44      Corporate Office Properties Trust

Pay-Versus-Performance
The graph set forth below illustrates the relationship of our NEO compensation actually paid to our FFO per share:
Our executive compensation program is designed to align pay to performance, rewarding our executives for benefiting our shareholders. We believe that the stability of our TSR from 2020 through 2022 relative to the FTSE Nareit All Equity REITs Index aligns with the increases to compensation actually paid to our CEO and other NEO compensation year to year. In addition, we significantly and consistently outperformed the TSR of the Office Property Sector of the FTSE Nareit All Equity REITs Index from 2020 through 2022; our TSR return relative to the constituent companies of the Office Property Sector of the FTSE Nareit All Equity REITs index directly results in 100% of the performance-based equity payouts for our CEO and other NEOs, thereby directly linking this performance measure and shareholder success to our executive compensation.
Our FFO per share has increased from 2020 through 2022, which correlates directly to our increases in NEO compensation actually paid over this period. We consider the most important financial measure in linking our pay to performance to be FFO per share, which is the highest weighted objective in our AIA program. Our NEO compensation is less correlated to our net income than FFO per share; this is because net income includes the effects of certain items that we believe are not pertinent in evaluating the operating performance of an equity REIT.
Additional Important Financial Performance Measures for Executive Compensation
The performance measures most important to us in linking our executive compensation to our Company performance are set forth below:
>
FFO per share;

>
Same Properties cash NOI;

>
Net debt to in-place adjusted EBITDA ratio, which we refer to as “debt ratio”;

>
Development leasing volume; and

>
Core portfolio occupancy.

Please refer to our Compensation Discussion and Analysis for more information on these performance measures and how they impact compensation for our NEOs.
2023 Proxy Statement      45

Potential Payments on Termination, Change in Control, Death or Disability
The CIC Plan provides for the following severance package in the event of termination of the covered executive’s employment (1) within six months prior through 12 months after a “change in control” of the Company or (2) by us other than “for-cause” or by the executive based upon “constructive discharge” (as all of such terms are defined in the CIC Plan):
>
severance payment equal to the sum of (A) current annualized base salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 1.0 (or in the case of our CEO, 2.0) if due to termination without cause or constructive discharge;

>
a pro-rated annual incentive cash bonus for the year of termination;

>
continued medical, dental and vision benefits for a specified timeframe following termination unless such benefits are available through other employment after termination;

>
full vesting of equity awards subject to time-based vesting for up to 18 months following termination; and

>
vesting of performance-based equity awards in accordance with the terms of the applicable award agreements. We believe that the termination of the performance-based equity awards upon a change in control resulting in a pro-rata payout based on the portion of the performance period completed essentially compensates our executives only for the time worked and the results achieved to the date of the change in control.

The severance payments will be paid in substantially equal monthly installments over 12 months, or if because of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.
The table below reflects the payments that would be made to the NEOs pursuant to the provisions discussed above if the applicable termination event described occurred on December 31, 2022:
Name	Cash Severance Payments	Continuation of Medical/ Welfare Benefits(1)	Value of Time-Based Vestings(2)	Value of Performance-Based Vestings(3)	Total Termination Benefits
Stephen E. Budorick
Premature/Constructive Termination	$5,071,353	$32,044	$2,400,539	$3,202,241	$10,706,178
Constructive Termination in Connection with Change in Control	$7,082,961	$32,044	$2,400,539	$3,202,241	$12,717,785
Change in Control	$—	$—	$—	$3,202,241	$3,202,241
Death or Disability	$—	$—	$—	$3,202,241	$3,202,241
Todd Hartman(4)
Premature/Constructive Termination	$1,694,175	$18,660	$931,713	$885,706	$3,530,254
Constructive Termination in Connection with Change in Control	$4,042,624	$18,660	$931,713	$885,706	$5,878,703
Change in Control	$—	$—	$—	$885,706	$885,706
Death or Disability	$—	$—	$—	$885,706	$885,706
Anthony Mifsud
Premature/Constructive Termination	$1,646,624	$12,965	$754,854	$1,014,300	$3,428,742
Constructive Termination in Connection with Change in Control	$3,879,851	$12,965	$754,854	$1,014,300	$5,661,969
Change in Control	$—	$—	$—	$1,014,300	$1,014,300
Death or Disability	$—	$—	$—	$1,014,300	$1,014,300

(1)
These benefits were computed based on the monthly medical and welfare benefits for the NEOs as of December 31, 2022 multiplied by the number of months over which such benefits are to continue beyond such NEOs’ employment termination.

(2)
Value of a time-based equity vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2022 by $25.94, the closing price of our common shares on the NYSE on December 30, 2022, the last trading day of the year.

(3)
Value of performance-based equity vestings is calculated by multiplying the number of common shares that would be issuable in settlement of unvested performance-based equity by $25.94, the closing price of our common shares on the NYSE on December 30, 2022, the last trading day of the year. The number of shares issuable in settlement would be prorated based on the portion of the three-year performance period that has elapsed in the event of a change in control.

(4)
Mr. Hartman resigned on March 2, 2023 and as a result forfeited all payments reflected for any applicable termination event.

46      Corporate Office Properties Trust

Equity Compensation Plan Information
The table below provides information as of December 31, 2022 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	1,188,542(1)	N/A(2)	1,392,439(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,188,542	N/A	1,392,439

(1)
Includes the following:

>
156,104 shares issuable pursuant to vested and settled PB-PIUs;

>
141,152 shares issuable in settlement of vested but unsettled PB-PIUs based on an actual payout of 200% of the award target, as such amount was determinable as of December 31, 2022;

>
485,598 shares issuable pursuant to outstanding PB-PIUs as of December 31, 2022 at the maximum level of performance, including the effect of aggregate distributions declared through December 31, 2022;

>
335,465 shares issuable pursuant to outstanding TB-PIUs (187,330 of which were unvested as of December 31, 2022);

and
>
70,223 shares issuable pursuant to outstanding restricted share units (6,771 of which were unvested as of December 31, 2022).

(2)
Because there is no exercise price associated with PB-PIUs, TB-PIUs or restricted share units, these awards are not included in the weighted-average exercise price calculation.

(3)
Represents shares available for issuance under the 2017 Omnibus Equity Incentive Plan after reserving for shares issuable pursuant to outstanding PB-PIUs, TB-PIUs and restricted share units included in column (a) of the table above.

2023 Proxy Statement      47

Proposal 4	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR	Our Board recommends a vote FOR this proposal.
The Audit Committee has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023.
Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection of the independent registered public accounting firm to shareholders is a matter of good corporate governance. PwC has been our auditor since 1997 and the Audit Committee considered the factors discussed below in determining to reappoint PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of Independent Auditor.
Independent Registered Public Accounting Firm
PwC served as our Independent Auditor for the years ended December 31, 2022 and 2021. PwC also provided us with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity to effectively serve in its role as our Independent Auditor. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC’s independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to its audits and PwC’s proposed cost for providing such services. The Audit Committee believes PwC’s tenure as our Independent Auditor has been and remains a benefit to the shareholders and the Company. Due to the audit partner rotation requirements under the rules of the PCAOB, every five years the PwC lead engagement partner serving the Company rotates, which further ensures PwC’s objectivity and independence.
Per the Audit Committee’s charter, all services provided by PwC must be pre-approved by the Audit Committee. Management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he or she approves of the terms of the engagement letter, he or she forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. All services provided by PwC in 2022 and fees for such services were approved by the Audit Committee in accordance with the Charter and this practice.
For the years ended December 31, 2022 and 2021, we incurred the approximate fees and expenses set forth below with PwC:
	2022	2021
Audit fees(1)	$1,905,653	$1,938,354
Audit-related fees(2)	72,769	67,099
Tax fees(3)	331,600	344,150
All other fees(4)	41,000	—
Total	$2,351,022	$2,349,603

(1)
Audit fees include fees billed for services rendered in connection with audits of (i) the consolidated financial statements and financial schedule of the Company and its subsidiaries included in our Annual Report on Form 10-K; and (ii) the effectiveness of the internal control over financial reporting of the Company and its subsidiaries. These fees totaled $1,759,193 in 2022 and $1,735,404 in 2021. Audit fees also include issuances of comfort letters on filings associated with public offerings.

48      Corporate Office Properties Trust

Independent Registered Public Accounting Firm
(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements but not included in (1) above. This category includes fees for the audit of financial statements of our employee retirement savings plan.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance.

(4)
All other fees consist of fees billed for services rendered for an assessment project related to the Company’s readiness with respect to the SEC’s proposed climate-related disclosures.

None of the fees reflected above were approved by the Audit Committee pursuant to the “de-minimis exception” in Rule 2-01 of Regulation S-X.
We expect that a representative of PwC will be present at the 2023 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions by shareholders.
Report of the Audit Committee
The Audit Committee of our Board is comprised of the five Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the SEC’s additional independence requirements for members of audit committees. The Board has determined that Robert L. Denton, Sr., Steven D. Kesler, and Lisa G. Trimberger each qualify as an “audit committee financial expert” as defined by the SEC. The Audit Committee adopted, and the Board approved, a charter outlining the Audit Committee’s practices. A copy of the charter is publicly available in the Investors section of our Internet website in the subsection entitled “Governance.” The Audit Committee’s charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee’s charter, such modifications will be reflected in the copy of the charter maintained on our Internet website.
Management is responsible for our financial statements, financial reporting process, internal control over financial reporting, compliance with legal and regulatory requirements and ethical behavior. Our Independent Auditor is responsible for expressing opinions on the conformity of our consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of our financial statement schedules and the effectiveness of our internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (“PCAOB”). Our internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes and identifying opportunities to assist in improving our operations. The role of the Audit Committee is to oversee these activities.
Management completed its evaluation of our system of internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that our internal control over financial reporting was effective as of December 31, 2022 and reported its conclusion to the Audit Committee. The Committee reviewed Management’s Report on Internal Control over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as well as the Independent Auditor’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The Report of Independent Registered Public Accounting Firm related to the audit of: (1) the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation in 2023.
The Audit Committee met with our accounting and financial management team, the internal audit function and the Independent Auditor to review our annual and quarterly periodic filings containing consolidated financial statements prior to our submission of such filings to the SEC. In addition, the Audit Committee met with the internal audit function and with the Independent Auditor, without the presence of management, to discuss their respective audits and projects.
Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the Independent Auditor the matters required to be discussed under Statement on Auditing Standards No. 16, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the Independent Auditor the written disclosures
2023 Proxy Statement      49

Report of the Audit Committee
and letter required by PCAOB Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the Independent Auditor regarding its independence from the Company and its management and considered whether the Independent Auditor’s provision of audit and non-audit services provided to the Company during 2022 was compatible with maintaining the firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The Audit Committee has an established practice of requiring pre-approval of all audit and permissible non-audit services and associated fees provided by the Independent Auditor. The Audit Committee must consider whether the services it is approving impair the Independent Auditor’s independence. All services were approved by the Audit Committee prior to the services being rendered.
In determining whether to reappoint PricewaterhouseCoopers LLP (“PwC”) as our Independent Auditor, the Audit Committee took into account a number of factors, including: PwC’s independence and objectivity; PwC’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC’s communications with the Audit Committee; the results of management and Audit Committee surveys of PwC’s overall performance; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged.
This report is provided by the following independent Trustees, who constitute the Audit Committee.
AUDIT COMMITTEE
Lisa G. Trimberger, Chair Robert L. Denton, Sr. Steven D. Kesler Letitia A. Long Essye B. Miller
The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
50      Corporate Office Properties Trust

Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners
The following table shows certain information as of March 3, 2023 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the SEC and means sole or shared voting or investment power with respect to securities. Each party named in the table below has sole voting and investment power with respect to the securities listed opposite such party’s name, except as otherwise noted.
	Common Share Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Awards Available within 60 days after March 3, 2023(3)
BlackRock, Inc.(4)	17,066,414	15.17%	—
The Vanguard Group(5)	16,885,442	15.01%	—
State Street Corporation(6)	6,790,021	6.03%	—
Barrow Hanley(7)	6,679,975	5.94%	—
FMR LLC(8)	6,021,443	5.35%	—
Trustees and executive officers
Thomas F. Brady	36,412	*	22,925
Robert L. Denton, Sr.(9)	219,705	*	—
Philip L. Hawkins(10)	31,558	*	15,188
Steven D. Kesler	38,509	*	—
Letitia A. Long(11)	6,123	*	2,707
Essye B. Miller	—	*	—
Raymond L. Owens(12)	4,322	*	—
C. Taylor Pickett(13)	82,820	*	15,188
Lisa G. Trimberger(14)	22,697	*	7,444
Stephen E. Budorick(15)	412,715	*	—
Todd Hartman(16)	17,806	*	—
Anthony Mifsud(17)	131,273	*	—
All trustees and executive officers as a group (11 persons)(18)	986,134	0.87%	63,452

*
Represents less than one percent.

(1)
The number of common shares beneficially owned by a shareholder is determined in accordance with SEC rules. With respect to each shareholder (or group thereof), assumes that all common units in our operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), owned by such shareholder(s) listed, including common units associated with exchangeable profit interest units, are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of common units. Also includes shares issuable under awards held by such shareholder(s) available within 60 days after March 3, 2023, as reflected in the third column of this table.

(2)
Common shares issuable upon the conversion of common units in the Operating Partnership currently or within 60 days after March 3, 2023, including common units associated with exchangeable profit interest units, are deemed outstanding and to be beneficially owned by the person holding such units for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes the following awards held by such shareholder(s): vested restricted share units; and unvested restricted share units or profit interest units that were scheduled to be vested and, in the case of profit interest units, exchangeable within 60 days after March 3, 2023.

(4)
BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 16,680,524 shares and sole investment power with respect to 17,066,414 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10055. The information in this note was derived from a Schedule 13G/A filed with the SEC by BlackRock on January 26, 2023.

2023 Proxy Statement      51

Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners
(5)
The Vanguard Group (“Vanguard”) has shared voting power with respect to 190,130 shares, sole investment power with respect to 16,583,069 shares and shared investment power with respect to 302,373 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A filed with the SEC by Vanguard on February 9, 2023.

(6)
State Street Corporation (“State Street”) has shared voting power with respect to 5,197,360 shares and shared investment power with respect to 6,790,021 shares. State Street is located at State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111. The information in this note was derived from a Schedule 13G/A filed with the SEC by State Street Corporation on February 8, 2023.

(7)
Barrow Hanley Global Investors (“Barrow Hanley”) has sole voting power with respect to 4,907,484 shares, shared voting power with respect to 1,772,491 shares and sole investment power with respect to 6,679,975 shares. Barrow Hanley is located at 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201-2761. The information in this note was derived from a Schedule 13G filed with the SEC by Barrow Hanley on February 15, 2023.

(8)
FMR LLC (“FMR”) has sole voting power with respect to 5,995,578 shares and sole investment power with respect to 6,021,443 shares. FMR is located at 245 Summer Street, Boston, Massachusetts 02210. The information in this note was derived from a Schedule 13G/A filed with the SEC by FMR on February 9, 2023.

(9)
Includes 215,764 common units in the Operating Partnership exchangeable for common shares, 90,000 (41.0% of Mr. Denton’s total common unit and common share holdings) of which were pledged as security for a line of credit. In 2014, we adopted an anti-pledging policy and grandfathered this pre-existing pledge. The pledged shares are excluded from the computation of Mr. Denton’s shares as required by our share ownership guidelines.

(10)
Includes 10,834 common units in the Operating Partnership exchangeable for common shares.

(11)
Includes 3,416 common units in the Operating Partnership exchangeable for common shares.

(12)
Includes 3,416 common units in the Operating Partnership exchangeable for common shares.

(13)
Includes 10,834 common units in the Operating Partnership exchangeable for common shares, 5,000 shares held through the C. Taylor Pickett Family Trust and 20,000 shares held in the Laura Stees Pickett Trust. Mr. Pickett does not have voting or investment power with respect to the shares held in the trusts.

(14)
Includes 3,000 shares held through the Mack Capital Investments, LLC, an entity in which Ms. Trimberger owns a 50% controlling interest. Ms. Trimberger has voting and investment power with respect to these shares.

(15)
Includes 222,979 common units in the Operating Partnership exchangeable for common shares.

(16)
Includes 17,806 common units in the Operating Partnership exchangeable for common shares. Mr. Hartman resigned from the Company effective March 2, 2023.

(17)
Includes 71,588 common units in the Operating Partnership exchangeable for common shares.

(18)
Excludes Mr. Hartman due to his resignation effective March 2, 2023.

Code of Ethics; Review and Approval of Related Party Transactions
We have a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the Investors section of our Internet website in the subsection entitled “Governance.” Our Internet website address is www.copt.com. We will make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments are adopted or waivers are granted. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to our Vice President, Investor Relations at ir@copt.com or at our mailing address.
Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any “related party transaction,” as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company.
In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he/she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.
52      Corporate Office Properties Trust

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held Virtually on May 11, 2023
The proxy materials are available at www.copt.com under “Investors,” in the subsection entitled “Financial Info” and subheading “Annual Meeting & Proxy Materials.”
Questions and Answers
What will shareholders be voting on at the Annual Meeting?
1.
The election of ten Trustees.

2.
Advisory vote on the frequency of future advisory votes on executive compensation.

3.
Advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement.

4.
The ratification of the appointment of PwC as our independent registered public accounting firm for the current fiscal year.

5.
Any other business that properly comes before the Annual Meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?
Common shareholders of record at the close of business on March 10, 2023 may vote at the Annual Meeting. Each share has one vote. There were 112,515,406 common shares outstanding on March 3, 2023.
How do I attend the meeting and vote?
We will conduct this year’s Annual Meeting virtually through a live online webcast. We will not conduct this year’s Annual Meeting in person. As in prior years, to participate in the Annual Meeting and to vote your shares, you must either be present on the webcast or represented by proxy at the Annual Meeting. Since many of our shareholders may be unable to virtually attend the Annual Meeting, we send our shareholders the Notice Regarding the Availability of Proxy Materials to enable them to vote.
If you are a shareholder of record (i.e., you hold your shares through our transfer agent, EQ Shareowner Services) or hold your shares through an intermediary (i.e., a bank, broker or other nominee) and you wish to participate in the live internet webcast of the Annual Meeting and/or vote at the meeting, please follow the instructions below:
>
Up to 15 minutes before the 9:30 a.m. Eastern Time start on May 11, 2023, visit: www.virtualshareholdermeeting.com/OFC2023.

>
Enter your following information:

>
16-digit control number listed on your notice or proxy card.

>
If you need your 16-digit control number, you should contact your bank, broker or other nominee, and in this event, we recommend that in order to ensure that you receive your control number in a timely fashion, you contact your bank, broker or other nominee well in advance of the Annual Meeting.

>
First and last name.

>
Email address.

>
Company name (optional).

>
Shareholder type (optional).

>
Follow the instructions on the website to cast your vote.

2023 Proxy Statement      53

Questions and Answers
What is a proxy?
A proxy is a person you appoint to vote on your behalf. If you vote by Internet, telephone or proxy card, your shares will be voted by the identified proxies.
If you hold your shares in your own name, you can vote in one of four ways:

Internet: Go to the www.proxyvote.com and follow the instructions. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online voting will close at 11:59 p.m., Eastern Time, on May 10, 2023.

QR Code: Scan the QR code on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form with a mobile device. This may require a free app. Voting by mobile device will close at 11:59 p.m., Eastern Time, on May 10, 2023.

Telephone: Call the toll-free number listed on your Notice of Internet Availability or proxy card. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Telephone voting will close at 11:59 p.m., Eastern Time, on May 10, 2023.

Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope provided. Please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.

If you vote by Internet, QR Code or telephone, you should not return your proxy card.
If you hold your shares through a broker, bank or other nominee, and you do not intend to attend the Annual Meeting and cast your vote at the Annual Meeting, you will receive separate instructions from the nominee describing how to vote your shares.
How will my proxies vote my shares?
Your proxies will vote according to your voting instructions. If you provide voting instructions but the instructions you provide do not indicate your vote on business matters, your proxies will vote as follows:
>
“FOR” each of the nominees for Trustee listed in Proposal 1;

>
“1 YEAR” with respect to the vote, on an advisory basis, of how frequently we will submit to our shareholders for future advisory votes on executive compensation;

>
“FOR” approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement; and

>
“FOR” the ratification of the appointment of PwC as our Independent Auditor for the current fiscal year.

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
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Notifying our Vice President, General Counsel and Secretary, David L. Finch, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;

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Executing a later dated proxy card;

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If previous instructions were given through the Internet or by QR Code or telephone, by providing new instructions by the same means; or

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Attending and voting by ballot at the Annual Meeting.

Who will count the votes?
An officer of Corporate Office Properties Trust will act as the Inspector of Election and will count the votes.
54      Corporate Office Properties Trust

Questions and Answers
What constitutes a quorum?
As of March 3, 2023, Corporate Office Properties Trust had 112,515,406 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you complete the voting process by Internet or telephone or sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you abstain or otherwise withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 10, 2023 until a quorum is present.
What vote is required to elect Trustees?
Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections.
The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for Trustee will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for or against the election of a nominee for Trustee.
Our Board of Trustees has also adopted a resignation policy, which is included in our Bylaws, under which a Trustee nominated for re-election who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Trustees for its consideration. The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s resignation.
What vote is required on other matters?
In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by our Declaration of Trust. With respect to the other Proposals to be voted on at the Annual Meeting, the required votes are as follows: for Proposal 2, because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes cast, although shareholders will still be able to communicate their preference with respect to this vote by choosing from among the three alternatives; and for Proposals 3 and 4, a majority of the votes cast on each of the proposals will be required to approve each of the proposals. See “How Will My Vote Be Counted” for more detail on the treatment of abstentions and “broker non-votes” on Proposals 2, 3 and 4.
What is a broker non-vote?
A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
How will my vote be counted?
With respect to Proposal 1, the election of Trustees, votes may be cast for or against each nominee. You may also abstain with respect to each nominee. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the outcome of the vote on election of Trustees.
2023 Proxy Statement      55

Questions and Answers
With respect to each of Proposals 2, 3, and 4 you may abstain, and your abstention will have no effect on the outcome of the vote, because no vote will have been cast with respect to your shares. Broker non-votes will have no effect on the outcome of Proposals 2 and 3 because no vote will have been cast with respect to your shares. We do not expect any broker non-votes with respect to Proposal 4, as it is considered a “routine” matter under applicable rules of the NYSE and thus nominees may vote on the proposal even if they have not received instructions from the beneficial owner of the shares being voted.
What percentage of our common shares do the Trustees and executive officers own?
Our Trustees and executive officers owned in the aggregate less than 1.0% of our outstanding common shares as of March 3, 2023 (see the discussion under the heading “Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners” for more details).
Who is soliciting my proxy, how is it being solicited and who pays the cost?
Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Broadridge Financial Solutions, Inc., our proxy distribution and tabulation agent, will be assisting us for a fee of approximately $60,000 plus out-of-pocket expenses. We pay any cost incurred for soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.
When are shareholder proposals intended to be included in the proxy statement for the 2024 Annual Meeting due?
Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement pursuant to this rule, shareholder proposals for the 2024 Annual Meeting must be submitted in writing by December 1, 2023.
When are other shareholder proposals and Trustee nominations for our 2024 Annual Meeting due?
Shareholders may wish to have a proposal presented at the 2024 Annual Meeting but not to have such proposal included in the proxy statement for the 2024 Annual Meeting or may wish to nominate a Trustee for election to the Board, and in either case will need to use their own proxy materials to solicit votes. Pursuant to our Bylaws, notice of any such proposal must be received by us between February 11, 2024, and no later than March 12, 2024. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.
Any shareholder proposals must be submitted to David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.
Any nomination of a Trustee for election to the Board must set forth the information required by Rule 14a-19 under the Exchange Act.
How can interested parties send communications to the Board?
Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees, the Chairman of the Board or the chairperson of any of the committees of the Board by email or regular mail. Communications by email should be sent to david.finch@copt.com. Communications by regular mail should be sent to the attention of: the Chairman of the Board; Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.
56      Corporate Office Properties Trust

Questions and Answers
All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will transmit all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
How can interested parties obtain information regarding our Corporate Governance Guidelines?
Our Board has adopted Corporate Governance Guidelines that set forth our policies concerning overall governance practices. These Guidelines can be found in the Investors section of our Internet website in the subsection entitled “Governance.” Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.
2023 Proxy Statement      57

CORPORATE INFORMATION

ANNUAL MEETING

The 2023 Annual Meeting of Shareholders will be held virtually at 9:30 a.m. Eastern Time on May 11, 2023. You can access the meeting by visiting **www.virtualshareholdermeeting.com/OFC2023** and following the instructions in the Proxy Statement.

BOARD OF TRUSTEES

Thomas F. Brady
Chairman

Stephen E. Budorick

Robert L. Denton, Sr.

Philip L. Hawkins

Steven D. Kesler

Letitia A. Long

Essye B. Miller

Raymond L. Owens

C. Taylor Pickett

Lisa G. Trimberger

EXECUTIVE OFFICERS

Stephen E. Budorick
President + Chief Executive Officer

Anthony Mifsud
Executive Vice President + Chief Financial Officer

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni
Vice President, Investor Relations

Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

EXECUTIVE OFFICES

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
copt.com // NYSE: OFC

COPT

CORPORATE OFFICE PROPERTIES TRUST 6711 COLUMBIA GATEWAY DRIVE, SUITE 300 COLUMBIA, MD 21046 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to – www.virtualshareholdermeeting.com/OFC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: The Board of Trustees recommends you vote "FOR" the listed nominees: 1. Election of Trustees Nominees 1a) Thomas F. Brady For Against Abstain The Board of Trustees recommends you vote "1 YEAR" on the following proposal: 2. Vote, on an Advisory Basis, on Frequency 1 year 2 years 3 years Abstain For Against Abstain 1e) Steven D. Kesler 1f) Letitia A. Long 3. 4. Approval, on an Advisory Basis, of Named Executive Officer Compensation. Ratification of the Appointment of Independent Registered Public Accounting Firm. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000600084_1 R1.0.0.6 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 1b) Stephen E. Budorick 1c) Robert L. Denton, Sr. of Future Advisory Votes on Named Executive Officer Compensation. 1d) Philip L. Hawkins The Board of Trustees recommends you vote "FOR" proposals 3 and 4. 1g) Essye B. Miller NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h) Raymond L. Owens 1i) C. Taylor Pickett 1j) Lisa G. Trimberger

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: CORPORATE OFFICE PROPERTIES TRUST Annual Meeting of Shareholders May 11, 2023 9:30 AM This proxy is solicited by the Board of Trustees This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 11, 2023. The common shares held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the trustees nominated for election in Proposal 1, "1 Year" for Proposal 2 and "FOR" Proposals 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Stephen E. Budorick and Anthony Mifsud, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side 0000600084_2 R1.0.0.6 The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com